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As filed with the Securities and Exchange Commission on September 22, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAGUAR ANIMAL HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	46-2956775 (I.R.S. Employer Identification Number)

201 Mission Street, Suite 2375
San Francisco, California 94105
(415) 371-8300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Animal Health, Inc.
201 Mission Street, Suite 2375
San Francisco, California 94105
(415) 371-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald C. Reinke, Esq.
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, California 94105
(415) 543-8700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement is declared effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offeirng Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)

Common Stock, par value $0.0001 per share	1,500,000	$1.21	$1,815,000.00	$182.77

(1)
The registrant is registering for resale, from time to time, up to 1,500,000 additional shares of its common stock, par value $0.0001, that the registrant has issued and may sell to Aspire Capital Fund, LLC, or Aspire Capital, pursuant to a Common Stock Purchase Agreement, dated June 8, 2016, by and between Aspire Capital and the registrant. Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Pursuant to Rule 457(c), calculated on the basis of the average of the high and low prices per share of the registrant's common stock on the NASDAQ Capital Market on September 20, 2016.

           Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement is a combined prospectus and also relates to an aggregate of 1,321,111 shares registered and remaining unsold (the "Previously Registered Securities") under the registrant's Registration Statement on Form S-1 (File No. 333-212173), which was initially filed on June 22, 2016 and became effective on July 8, 2016 (the "Prior Registration Statement"). Upon effectiveness, this Registration Statement constitutes a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. If any Previously Registered Securities under the Prior Registration Statement are offered and sold before the effective date of this Registration Statement, the amount of the Previously Registered Securities so sold will not be included in the prospectus hereunder. The filing fee payable in connection with the Prior Registration Statement was previously paid at the time of its initial filing.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        The registrant filed a Registration Statement on Form S-1 (File No. 333-212173), which was initially filed on June 22, 2016 and became effective on July 8, 2016 (the "Prior Registration Statement"), in order to register 3,000,000 shares of its common stock, $0.0001 par value per share, that the registrant had issued and may issue to Aspire Capital Fund, LLC, or Aspire Capital, pursuant to a Common Stock Purchase Agreement, dated as of June 8, 2016, by and between the registrant and Aspire Capital, or the Purchase Agreement.

        This Registration Statement is being filed by the registrant to register 1,500,000 additional shares of the registrant's common stock that the registrant may issue to Aspire Capital pursuant to the Purchase Agreement, which were not registered pursuant to the Prior Registration Statement.

        Pursuant to Rule 429(a) under the Securities Act of 1933, as amended, or the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating to an aggregate of 2,821,111 shares of the registrant's common stock that the registrant has issued and may issue to Aspire Capital, including 1,500,000 shares of the registrant's common stock being registered hereby and 1,321,111 shares that were registered under the Prior Registration Statement and remain unsold. Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act. The filing fee payable in connection with the Prior Registration Statement was previously paid at the time of filing of the Prior Registration Statement on June 22, 2016.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER 22, 2016

2,821,111 Shares

Common Stock

        This prospectus relates to the sale of up to 2,821,111 shares of our common stock by Aspire Capital. Aspire Capital is also referred to in this prospectus as the selling stockholder. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we have received proceeds of approximately $1.9 million and may receive additional proceeds of up to approximately $13.1 million, for an aggregate of $15.0 million, from the sale of our common stock to the selling stockholder, pursuant to a common stock purchase agreement entered into with the selling stockholder on June 8, 2016, once the registration statement, of which this prospectus is a part, is declared effective.

        The selling stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended. We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.

        Our common stock is listed on the NASDAQ Capital Market under the ticker symbol "JAGX." On September 20, 2016, the last reported sale price per share of our common stock was $1.22 per share.

        You should read this prospectus and any prospectus supplement, together with additional information described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information," carefully before you invest in any of our securities.

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

        Our business and an investment in our securities involve a high degree of risk. See "Risk Factors" beginning on page 14 of this prospectus for a discussion of information that you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    .

Jaguar
ANIMAL HEALTH

Healthy Animals. Happy Humans. Naturally.

        Neither we nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

        For investors outside the United States: Neither we nor the selling stockholder has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

        Jaguar Animal Health, our logo, Canalevia and Neonorm are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the section in this prospectus titled "Risk Factors" and our financial statements and related notes incorporated by reference herein, before making an investment decision.

        As used in this prospectus, references to "Jaguar," "we," "us" or "our" refer to Jaguar Animal Health, Inc.

 Overview

        We are an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses. Canalevia is our lead prescription drug product candidate, intended for the treatment of various forms of diarrhea in dogs. We completed a canine proof-of-concept study in February 2015, suggesting that Canalevia treatment is superior to placebo. In December 2015 we initiated a pivotal trial to evaluate the safety and effectiveness of Canalevia for the treatment of acute diarrhea in dogs. Additionally, we intend to address the important unmet medical need of Chemotherapy Induced Diarrhea (CID) with a pilot program later this year for supportive care management. In June 2015 we completed a multi-site pilot safety study involving the anticipated commercial formulation of Canalevia for CID. We have received MUMS designation for Canalevia for the treatment of CID in dogs and are planning to bring the product to market in 2017. SB-300 is Jaguar's prescription drug product candidate for the treatment of gastrointestinal ulcers in horses, specifically equine athletes. Canalevia and SB-300 contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm Foal and Neonorm Calf are our lead non-prescription products. Neonorm is a standardized botanical extract derived from the Croton lechleri tree. Canalevia and Neonorm are distinct products that act at the same last step in a physiological pathway generally present in mammals. Jaguar has nine active investigational new animal drug applications, or INADs, filed with the FDA and intends to develop species-specific formulations of Neonorm in six additional target species, SB-300 for ulcers in horses, and Canalevia for cats and dogs, and potentially for diarrhea associated with acute colitis in horses, which can cause sudden, massive fluid loss and severe electrolyte imbalances that can result in death in a matter of hours. In December 2015 we completed a pilot safety study to evaluate crofelemer in adult horses, the first step in the development program for diarrhea associated with acute colitis in horses.

        Crofelemer is the active pharmaceutical ingredient, or API, in Canalevia. A human specific formulation of crofelemer, Mytesi (formerly known as Fulyzaq), was approved by the FDA in 2012 for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Members of our management team developed crofelemer, while at Napo Pharmaceuticals, Inc., or Napo, which was Jaguar's parent company until May 13, 2015.

        In January 2016 we announced positive topline results from the proof-of-concept study we initiated in November 2015 to evaluate the safety and effectiveness of this investigational new animal drug, SB-300, for the treatment of gastrointestinal ulcers in horses. In April 2016, we announced that standard drug testing in race horses having received SB-300 did not detect any substances commonly disallowed by horse racing authorities. The results of this initial study show that SB-300 may offer horse owners an additional advantage in the competition horse world, where requirements exist for animals to compete free from the effect of any drugs. Future work is being planned to confirm these results. The study also provided visual evidence suggesting that feed does not interfere with the product candidate's local availability in the gut. In May 2016 we initiated a dose determination study of the target commercial paste formulation of SB-300, with both a placebo control arm and a positive control comparator, omeprazole.

        Ulcers are lesions of the lining of the digestive tract and are very common in horses used for many competitive activities. We believe that because Croton lechleri-derived products have been shown to act locally in the gut and have traditional use and rodent model benefit for ulcers, SB-300 has the potential to address ulcers in horses, as well as diarrhea. We are initially developing this product for the indication of equine gastric ulcer syndrome (EGUS), and we plan to potentially investigate the possible efficacy of this product candidate for treatment of colonic ulcers in horses as a potential follow on indication following the anticipated launch of SB-300. EGUS results from both squamous and glandular gastric ulceration. Ulcers can negatively impact the performance of horses which are expected to perform at peak efficiency, including show horses and race horses. We believe a significant market exists for a product that treats both squamous and glandular ulcers in horses without altering stomach pH. According to a 2005 study, 54% of performance horses have both colonic and gastric ulcers and 97% of performance horses have either a gastric (87%) or a colonic (63%) ulcer. Data from the American Horse Council states that there are currently 9.2 million horses in the U.S., a population that includes 844,531 race horses, more than 2.7 million show horses, and more than 3.9 million recreational horses. Data from the Food and Agriculture Organization of the United Nations indicate that there were approximately 5.7 million horses in Europe in 2013 and nearly 60.0 million horses in 2013 worldwide. Our goal is to see SB-300 serve as an important tool in the standard of care for equine ulcers.

        Diarrhea is one of the most common reasons for veterinary office visits for dogs and is the second most common reason for visits to the veterinary emergency room, yet there are no FDA-approved anti-secretory products for the treatment of diarrhea in animals. We estimate that in the United States, veterinarians see approximately 6.0 million annual cases of acute and chronic watery diarrhea in dogs, approximately two-thirds of which are acute diarrhea. We believe that Canalevia will be effective in treating acute diarrhea because it acts at the last physiological step, conserved across mammalian species, in the manifestation of acute diarrhea, regardless of cause, by normalizing ion and water flow in the intestinal lumen. We have received MUMS designation for Canalevia for the treatment of CID in dogs. We plan to market Canalevia in 2017, if approved, through our focused direct sales force and to complement our relationships with distribution partners.

        According to the Dairy 2007 study conducted by the USDA, almost one in four preweaned dairy heifers, or female calves, suffers from diarrhea or other digestive problems. The preweaning period is generally the first 60 days after birth. Scours, diarrhea or other digestive problems are responsible for more than half of all preweaned heifer calf deaths, and result in impaired weight gain and long-term reduction in milk production. We believe that the incidence rate of scours and its corresponding financial impact represent a health and business opportunity and that Neonorm Calf has the potential to effectively meet this need.

        A challenge clinical study was completed in May 2014 by researchers from Cornell, and published in 2015 in the official journal of the American Dairy Science Association, Journal of Dairy Science. The results of this study suggest that Neonorm Calf can significantly increase the fecal dry matter of neonatal calves with experimentally-induced enterotoxigenic E. coli diarrhea, and suggest a potential benefit of Neonorm Calf in supporting weight gain in calves.

        A further analysis, completed in October 2015, of the above-referenced Cornell study supports a benefit of Neonorm Calf on the optimization of the intestinal microbiome profile in preweaned dairy calves, a potential prebiotic benefit. The microbiome is a community of microorganisms that live normally in the gut and are vital to maintenance of gut health.

        In January 2016 we announced the initiation of a placebo-controlled study in conjunction with researchers from Cornell to evaluate the efficacy of the prophylactic use of a second-generation formulation of Neonorm Calf administered in liquid on naturally occurring diarrhea and dehydration in preweaned dairy calves and investigate the possible prebiotic benefit of the product. This double-blinded, randomized study involves 40 Holstein bull calves affected with naturally occurring diarrhea. The study results show that calves under prophylactic administration of Neonorm Calf had significantly lower water content in fecal samples at multiple measurement points, lower incidence of diarrhea, and had fewer fluid therapy interventions.

        In November 2015 we completed an initial proof-of-concept study (NEO101) of Neonorm Foal that involved 60 foals. The objective of this randomized, multi-site, blinded, placebo-controlled study was to evaluate the safety and performance of the product for treatment of foals suffering from secretory diarrhea, and the treated animals received Neonorm Foal in combination with a third-party probiotic. In December 2015 we announced positive results for an exploratory, investigator-initiated follow-up study (ARG102) which assessed the safety and performance of Neonorm Foal, without inclusion of a probiotic, in preweaned foals with watery diarrhea. The results of a meta-analysis between the two studies demonstrated a significantly higher percentage of foals with clinical response and resolution of diarrhea for Neonorm Foal, from either ARG102 or NEO101, compared with the placebo group in NEO101.

        During the 72-hour administration period, 35% of foals receiving the placebo in NEO101 were identified as clinical responders, compared with 85% of foals treated with Neonorm Foal in ARG102. For the purposes of both studies, clinical responders were defined as foals that achieved a formed stool by the end of the reported period.

        During the 72-hour administration period, resolution of diarrhea was observed in 41% of placebo-treated foals in NEO101 compared with 85% of foals receiving Neonorm Foal in ARG102. For the purposes of both studies, resolution of diarrhea was defined as a foal that produced a formed stool at any point during the reported period.

        The reception among users of Neonorm Foal, the anti-diarrheal for newborn horses that we launched early this year with a nationwide campaign offering samples, has been overwhelmingly positive. User feedback regarding Neonorm Calf also continues to be very favorable. Commercialization of these two non-prescription products has provided numerous benefits that we intend to leverage during our expected introductions of high value, first-in-class prescription drug products into the U.S. marketplace and beyond. The commercialization process has allowed us to extend to animals the clinical utility of the novel mechanism of action of Croton lechleri-derived anti-secretory products, refine messaging to veterinarians, fine-tune internal processes, forge commercial manufacturing relationships, and develop commercial infrastructure with important distributors relevant to both prescription and non-prescription products.

        The clinically-proven performance of Neonorm Foal, in combination with our heightened understanding of the vast and unmet need for novel and differentiated ulcer treatment within the equine athlete space, is driving our increased focus on equine product and market development. Data from the American Horse Council states that there are an estimated 9.2 million horses in the U.S. alone, a population that includes nearly 845,000 race horses, more than 2.7 million show horses, and more than 3.9 million recreational horses. We expect the ongoing promotion of both Neonorm Foal and Neonorm Calf to drive awareness regarding the utility of our first-in-class anti-secretory Croton lechleri-derived products, including our prescription product candidate for acute diarrhea in dogs, Canalevia. The positive reception to Neonorm Foal by early users is helping establish the Jaguar brand among horse owners, horse breeders and equine veterinarians—the expected future customers of the equine drug product candidates in our pipeline. As part of our equine franchise, we will continue commercial efforts around Neonorm Foal, and focus on preparations for the expected commercial launch of our SB-300 drug product candidate for EGUS. We believe SB-300 will be an important product introduction, with performance attributes differentiated from proton pump inhibitors such as omeprazole. We are also focusing resources on the expected commercial launch of Canalevia for acute diarrhea in dogs.

        Canalevia utilizes the same mechanism of action as Neonorm Foal and Neonorm Calf—and of Mytesi (formerly known as Fulyzaq), the human drug approved by the FDA in 2012 for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Each of these products normalizes ion and water flow into the intestinal lumen. Because this is a physiological pathway generally present in mammals, we have validated our low risk strategy of extending the clinical success in humans to preweaned dairy calves, foals, and dogs; and we believe these clinical benefits will continue to be confirmed in other mammalian species.

        In September 2016, we entered into an exclusive supply and distribution agreement for Croton lechleri botanical extract with Fresno, California-based Integrated Animal Nutrition and Health Inc. for dairy cattle and pigs in the Chinese marketplace. The agreement was executed following the positive results, which we announced in July 2016, of two studies to evaluate the safety and effectiveness of the botanical extract in piglets. The terms of the agreement specify annual minimum purchase amounts that are required to maintain exclusivity, and state that Integrated Animal Nutrition and Health Inc. is responsible for all activities and costs to obtain all required product registrations, marketing authorizations, and customs clearances for the Chinese market.

        The piglet studies were sponsored by Integrated Animal Nutrition and Health Inc., involved more than 1,000 animals, and took place earlier this year at pig farms in China. The results indicate resolution and cure rates ranging from 60-99%, and a benefit on prophylaxis of diarrhea.

        According to the Minnesota-based Institute for Agriculture and Trade Policy, swine production was expected to reach 723 million head in 2014 in China, where pork is still the main protein source for many consumers. In 2015 there were an estimated 15.6 million dairy cattle in China, according to Index Muni. China, with the world's largest population, has been experiencing an increase in demand for dairy products as a result of sharply increasing income levels, fast-changing food habits, the desire of parents to feed their babies high-protein formula, and the loosening in 2015 of China's longstanding one-child policy, among other factors.

        We have an exclusive worldwide license to Napo's intellectual property rights and technology related to our products and product candidates, including rights to its library of over 2,300 medicinal plants, for all veterinary treatment uses and indications for all species of animals. This includes rights to Neonorm, Canalevia, and other distinct prescription drug product candidates in our pipeline along with the corresponding existing preclinical and clinical data packages. We also recently expanded our intellectual property portfolio to include combinations of our proprietary anti-secretory product lines, Canalevia and Neonorm, with the non-absorbed antibiotic, rifaximin, for gastrointestinal indications in all animals.

        Our management team has significant experience in gastrointestinal and animal health product development. This experience includes the development of crofelemer for human use, from discovery and preclinical and clinical toxicity studies, including the existing animal studies to be used for Canalevia regulatory approvals, through human clinical development. Our team also includes individuals who have prior animal health experience at major pharmaceutical companies including SmithKline Beecham Corporation, now GlaxoSmithKline LLC, Zoetis Inc., Novartis International AG, Vétoquinol S.A., Merial Inc., the animal health division of Sanofi S.A., Morris Animal Foundation, Virbac Animal Health, and Merck Animal Health, as well as management experience at major veterinary hospital institutions and experience at the FDA's Center for Veterinary Medicine.

Product Pipeline

        We are developing a pipeline of prescription drug product candidates and non-prescription products to address unmet needs in animal health. Our pipeline currently includes prescription drug product candidates for nine indications across multiple species, and non-prescription products targeting seven species.

Prescription Drug Product Candidates

Product Candidates	Species	Indication	Recent Developments	Anticipated Near-Term Milestones
Canalevia	Dogs	CID	• Completed safety study with commercial formulation in June 2015	• Initiate pilot study
• Commercial launch in 2017
	Dogs	Acute diarrhea	• Concurred protocol	• Complete clinical development program fourth quarter of 2016
			• Initiated pivotal trial to evaluate safety and effectiveness in December 2015	• Initiate NADA in 2016
• Commercial launch in 2017
Species-specific formulations of crofelemer	Horses	Diarrhea associated with acute colitis	• Completed pilot safety study in December 2015	• Product development in 2017
	Horses	Ulcers	• INAD opened in October 2015	• Results from dose confirmation study
			• Proof-of-concept safety and effectiveness results in January 2016	• Commence pivotal field trial in second half of 2016
• Product development meeting with FDA in first half of 2016
• Initiated dose confirmation study with positive control
	Cats	Acute diarrhea	• INAD opened in 2014	• Initiate safety and proof-of-concept in 2017
Virend (topical)	Cats	Herpes virus	• INAD opened in 2014	• Initiate safety and proof of concept in 2017
Species-specific formulations of NP-500	Dogs	Obesity-related metabolic dysfunction	• INAD opened in 2014
	Horses	Metabolic syndrome	• INAD opened in 2014
	Cats	Type II diabetes	• INAD opened in 2014

 Non-Prescription Products

Products	Species	Use	Recent Developments	Anticipated Near-Term Milestones
Neonorm Calf	Dairy calves	Helps proactively retain fluid in calves—aiding the animals in avoiding debilitating, dangerous levels of dehydration

•

Initiated study in December, 2015 to investigate possible prophylactic and prebiotic benefits

•

South American distribution agreement signed in first quarter of 2015

•

Shipped $660,041 of product to distributors since commercial launch

• Launch second generation formulation for administration in liquid • Commercial launch in South America • Business development activities • Further analysis of prophylactic data
• Analysis completed in October 2015 supports prebiotic effect
• Field study completed in September 2015 supports beneficial effect of on prewean weight gain
• Positive prophylactic results
Species-specific formulations of Neonorm	Horse foals	Anti-diarrheal for newborn horses	• Completed proof-of-concept study in November 2015 • Soft-launched product in December 2015 and conducted commercial launch in first quarter of 2016
• Shipped $40,152 of product to distributors since commercial launch
	Other farm/production animals	Supports gut health normalizing fecal formation	• Entered exclusive distribution agreement for pigs and dairy calves in China	• Initiate proof-of-concept studies and partnering discussions based on market research within the next 12 months

        Canalevia is our lead prescription drug product candidate, intended for the treatment of various forms of diarrhea in dogs. SB-300 is our prescription drug product candidate for the treatment of gastrointestinal ulcers in horses. Canalevia and SB-300 contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm Calf and Neonorm Foal are our lead non-prescription products. Neonorm is a standardized botanical extract derived from the Croton lechleri tree. Canalevia and Neonorm are distinct products that act at the same last step in a physiological pathway generally present in mammals.

        We are developing Canalevia as a prescription drug product and Neonorm as a non-prescription product due to differences between the companion, horse and production animal markets. Owners of companion animals and equine athletes generally visit veterinarians, who prescribe a product to treat a disease or condition. We believe the ability to make a disease treatment claim is important in this market, and such a claim is only possible with FDA approval as a prescription product. In contrast, dairy farmers and other production animal owners generally make purchasing decisions based on a product's ability to demonstrate an economic benefit from health endpoints, such as weight gain.

        For our prescription product line, we are seeking protocol concurrences with the FDA where appropriate. A protocol concurrence in animal drug development means that the FDA agrees that the design and analyses proposed in a protocol are acceptable to support regulatory approval of the product candidate with respect to effectiveness of the indication studied and will not change its view of these matters, unless public or animal health concerns arise that were not recognized at the time of concurrence or we change the protocol. We plan to seek concurrence on all major regulatory trials.

        We have licensed intellectual property from Napo to develop prescription drug product candidates for diabetes and metabolic syndrome for dogs, cats and horses, as well as a topical herpes product for cats. Similar to our lead prescription drug product candidate, these products were tested in animals for safety to support their development for use in humans. We recently expanded our gastrointestinal product line to include combinations of our proprietary anti-secretory products derived from Croton lechleri with the non-absorbed antibiotic, rifaximin, a human approved product, for gastrointestinal indications in all animals. We are leveraging the data and knowledge gained during the development of human therapeutics into veterinary applications.

Business Strategy

        Our goal is to become a leading animal health company with first-in-class products that address unmet medical needs in both the companion and production animal markets, and the markets for foals and high-value horses. To accomplish this goal, we plan to:

Leverage our significant gastrointestinal knowledge, experience and intellectual property portfolio to develop a line of Croton lechleri-derived products for production and companion animals, and horses.

        Our management team collectively has more than 100 years of experience in the development of gastrointestinal prescription drug and non-prescription products. This experience covers all aspects of product development, including discovery, preclinical and clinical development and regulatory strategy.

        In addition to our near-term development efforts advancing Canalevia for dogs, Neonorm Calf for preweaned dairy calves, and Neonorm Foal for young horses, we are developing formulations of Canalevia and Neonorm to address the unmet medical need for the treatment of acute diarrhea and to support fluid retention across multiple animal species and market channels. The development of a full suite of products to support and improve gastrointestinal health in adult horses is one of our core focus areas. Gastrointestinal conditions such as acute diarrhea, ulcers and diarrhea associated with acute colitis can be extremely debilitating for horses, and present a significant economic and emotional burden for veterinarians and horse owners around the world. Our products are designed with a thorough understanding of not only species-specific health issues, but also market practices, the economics of current treatment strategies, competitive dynamics, government initiatives such as concern about extensive antibiotic usage, and effective channels for new product introductions. Many of our products are being formulated into separate and distinct gastrointestinal products accounting for multiple specific species, markets and regulatory dynamics.

Establish commercial capabilities, including third-party sales and distribution networks and our own targeted commercial efforts, through the launch and ongoing marketing of Neonorm Calf and Neonorm Foal.

        In 2014 we launched Neonorm in the United States under the brand name Neonorm Calf. In December 2015 we conducted the soft launch of Neonorm Foal, and we conducted the commercial launch in the first quarter of 2016. We intend to establish a focused direct sales force. We will direct our sales and marketing efforts on educational activities and outreach to key opinion leaders and decision makers at targeted regional and global accounts and also plan to continue to partner with leading distributors to commercialize our products. We expect that our current and future distribution partners will have the presence, name recognition, reputation and reach in the veterinary markets and in both key urban and rural centers, as appropriate. We believe this overall approach is scalable and transferable as we expand our commercialization efforts to companion animals, as well as when we expand internationally.

Launch Canalevia and our other product candidates for companion animals and horses, if approved, leveraging the commercial capabilities and brand awareness we are currently building.

        We have nine active INADs filed with the FDA and intend to develop species-specific formulations of Neonorm in six additional target species, formulations of SB-300 in horses, and Canalevia for cats and dogs, and potentially for diarrhea associated with acute colitis in horses.

Expand to international markets.

        We intend to leverage our proprietary product development in the United States to international markets, with meaningful partnerships to address international requirements for product development, registration, and access to commercialization in relevant markets for each of our prescription and non-prescription products. As an example, in February 2015 we signed a distribution agreement with Biogenesis Bagó, a large veterinary biotechnology company in Latin America, a region that contained approximately 401 million dairy and beef cattle in 2009 and produces approximately 11% of the world's milk supply. The distribution agreement provides Biogenesis Bagó with exclusive distribution rights for Neonorm Calf in Argentina, Brazil, Paraguay, Uruguay, and Bolivia.

        Additionally, in September 2016, we entered an exclusive supply and distribution agreement for Croton lechleri botanical extract with Fresno, California-based Integrated Animal Nutrition and Health Inc. for dairy cattle and pigs in the Chinese marketplace. The agreement was executed following the positive results, which we announced in July 2016, of two studies to evaluate the safety and effectiveness of the botanical extract in piglets. The terms of the agreement specify annual minimum purchase amounts that are required to maintain exclusivity, and state that Integrated Animal Nutrition and Health Inc. is responsible for all activities and costs to obtain all required product registrations, marketing authorizations, and customs clearances for the Chinese market.

        According to the Minnesota-based Institute for Agriculture and Trade Policy, swine production was expected to reach 723 million head in 2014 in China, where pork is still the main protein source for many consumers. In 2015 there were an estimated 15.6 million dairy cattle in China, according to Index Muni. China, with the world's largest population, has been experiencing an increase in demand for dairy products as a result of sharply increasing income levels, fast-changing food habits, the desire of parents to feed their babies high-protein formula, and the loosening in 2015 of China's longstanding one-child policy, among other factors.

        As we work to expand our commercialization efforts, we intend to seek out additional opportunities to enter key international markets. Certain markets, such as high performance horses, have strong international synergies benefiting market awareness and demand. We may also enter into partnerships that include payment of upfront licensing fees for our products and product candidates for markets outside the United States where appropriate.

Identify market needs that can be readily accessed and develop species-specific products by leveraging our broad intellectual property portfolio, deep pipeline and extensive botanical library.

        In addition to our anti-secretory gastrointestinal product development efforts, we have expanded the depth of our gastrointestinal pipeline product candidates to include combinations of our proprietary anti-secretory products derived from Croton lechleri with the non-absorbed antibiotic, rifaximin, a human approved product, for gastrointestinal indications in all animals. We are also plan to develop products such as Virend for feline herpes and NP-500 for Type II diabetes and metabolic syndrome. Both of these product candidates have been through Phase 2 human clinical testing. In addition, we have exclusive worldwide rights to Napo's library of over 2,300 medicinal plants for veterinary use in all species. We believe we have the product candidates and expertise to address many unmet animal health needs for companion and production animals and horses. We believe our extensive library of medicinal plants will enable us to develop first-in-class products that address significant health issues and concerns of many markets and geographies.

Discussions with Napo

        Although we have no present commitments or agreements for any specific acquisitions or investments, we have been engaged in exploratory discussions with Napo since February 2016 regarding a potential merger and/or other ways to cooperate with our respective business endeavors. As of September 1, 2016, Napo owns 22.8% of our outstanding shares. Napo took over ownership of the new drug application, or NDA, and commercial rights for human applications of crofelemer in May 2016 from Valeant Pharmaceuticals International Inc., which acquired those rights from Salix Pharmaceuticals, Inc. in April 2016.

Risks Related to Our Business

        Our business, and our ability to execute our business strategy, is subject to a number of risks as more fully described in the section titled "Risk Factors." These risks include, among others, the following:

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  We have a limited operating history, have not yet generated any material revenues, expect to continue to incur significant research and development and other expenses, and may never become profitable. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

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  We have never generated any material revenue from operations and may need to raise additional capital to achieve our goals.

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  We are substantially dependent on the success of our current lead prescription drug product candidates, SB-300 and Canalevia, and non-prescription product, Neonorm, and cannot be certain that necessary approvals will be received for Canalevia or SB-300 or that these products will be successfully commercialized, either by us or any of our partners.

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  We are dependent upon our license agreement with Napo, and if this agreement is terminated, we will be unable to commercialize our products and our business will be harmed.

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  The results of earlier studies may not be predictive of the results of our pivotal trials or other future studies, and we may be unable to obtain any necessary regulatory approvals for our existing or future prescription drug product candidates under applicable regulatory requirements.

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  Development of prescription drug products, and to a lesser extent, non-prescription products, for the animal health market is inherently expensive, time-consuming and uncertain, and any delay or discontinuance of our current or future pivotal trials, or dosage or formulation studies, would harm our business and prospects.

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  Even if we obtain any required regulatory approvals for our current or future prescription drug product candidates, they may never achieve market acceptance or commercial success.

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  We are dependent upon contract manufacturers for supplies of our current prescription drug product candidates and non-prescription products and intend to rely on contract manufacturers for commercial quantities of any of our commercialized products.

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  If we are not successful in identifying, developing and commercializing additional prescription drug product candidates and non-prescription products, our ability to expand our business and achieve our strategic objectives would be impaired.

Corporate Information

        We were founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed our company to develop and commercialize animal health products. Effective as of December 31, 2013, we were a wholly-owned subsidiary of Napo, and until May 13, 2015, we were a majority-owned subsidiary of Napo.

        Our executive offices are located at 201 Mission Street, Suite 2375, San Francisco, California 94105, and our telephone number is (415) 371-8300. Our website address is www.jaguaranimalhealth.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

Implications of Being an Emerging Growth Company

        We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

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  being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

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  not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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  reduced disclosure obligations regarding executive compensation; and

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  exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

        We can take advantage of these provisions until December 31, 2020 (the fiscal year-end following the fifth anniversary of the closing of our initial public offering, which occurred on May 18, 2015) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we were to generate more than $1.0 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. As an emerging growth company, we may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

 The Offering

Common stock offered by the selling stockholder	2,821,111 shares
Common stock outstanding	11,821,408 (as of September 15, 2016)
Use of proceeds

The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we have received proceeds of approximately $1.9 million, and may receive up to approximately $13.1 million in additional proceeds, for an aggregate of $15.0 million from the sale of our common stock to the selling stockholder under the common stock purchase agreement described below. Any proceeds from the selling stockholder that we receive under the purchase agreement are expected be used to for working capital, general corporate purposes and business development activities. See "Use of Proceeds" for a more detailed description of the intended use of proceeds from this offering.

NASDAQ Capital Market symbol	"JAGX"
Risk factors	See "Risk Factors" and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

        The number of shares of our common stock to be outstanding following this offering is based on an aggregate of 11,821,408 shares outstanding as of September 15, 2016, but excludes:

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  1,679,016 shares of common stock issuable upon exercise of outstanding options as of September 15, 2016, at a weighted average exercise price of $3.29 per share, of which 813,018 shares are vested as of such date;

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  932,192 shares of common stock reserved for future issuance under the 2014 Stock Incentive Plan;

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  715,539 shares of common stock issuable upon exercise of warrants outstanding as of September 15, 2016;

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  20,789 shares issuable upon vesting of outstanding restricted stock unit awards, or RSUs, as of September 15, 2016; and

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  up to 26,785 shares of common stock issuable upon conversion of outstanding convertible promissory notes in the aggregate principal amount of $150,000 issued as of September 15, 2016.

        On June 8, 2016, we entered into a common stock purchase agreement, or the Purchase Agreement, with Aspire Capital Fund, LLC, an Illinois limited liability company, or Aspire Capital or the selling stockholder, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of our shares of common stock over the approximately 30-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 456,667 shares of our common stock as a commitment fee, or the Commitment Shares. Upon execution of the Purchase Agreement, we agreed to sell to Aspire Capital 222,222 shares of common stock, or the Initial Purchase Shares, at $2.25 per share for proceeds of $500,000. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, or the Registration Rights Agreement, in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act of 1933, as amended, or the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

        On June 22, 2016, we registered up to 3,000,000 shares of our common stock that have been or may be issued to Aspire Capital under the Purchase Agreement in a registration statement, which we refer to as the Prior Registration Statement. Through September 15, 2016, we have sold an aggregate of 1,678,889 shares of our common stock to Aspire Capital under the Purchase Agreement for aggregate gross proceeds of approximately $1.9 million. After the Securities and Exchange Commission, or the SEC, has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our common stock exceeds $0.50, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, or each a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 100,000 shares of our common stock per trading day, up to $15.0 million of our common stock in the aggregate at a per share price, or the Purchase Price, calculated by reference to the prevailing market price of our common stock (as more specifically described below).

        In addition, on any date on which we submit a Purchase Notice for 100,000 shares to Aspire Capital, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice, or each a VWAP Purchase Notice, directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of our common stock traded on the NASDAQ Capital Market on the next trading day, or the VWAP Purchase Date, subject to a maximum number of shares we may determine, or the VWAP Purchase Share Volume Maximum, and a minimum trading price, or the VWAP Minimum Price Threshold (as more specifically described below). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice, or the VWAP Purchase Price, is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

        The Purchase Agreement provides that we and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than $0.50 per share, or the Floor Price. This Floor Price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Aspire Capital may not assign its rights or obligations under the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

        Although the Purchase Agreement provides that we may sell up to $15.0 million of our common stock to Aspire Capital, only 2,821,111 shares of our common stock are being offered under this prospectus, which represents (i) 1,321,111 shares registered and remaining unsold under the Prior Registration Statement and issued or issuable to Aspire Capital under the Purchase Agreement and (ii) an additional 1,500,000 shares which may be issued to Aspire Capital in the future under the Purchase Agreement. As of September 15, 2016, there were 11,821,408 shares of our common stock outstanding (7,135,716 shares held by non-affiliates including Aspire Capital), which includes 1,678,889 shares of our common stock that have already been issued to Aspire Capital under the Purchase

Agreement, but excludes the 2,821,111 shares of common stock that we may issue to Aspire Capital in the future under the terms of the Purchase Agreement. If all of such 2,821,111 shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent 19.3% of the total common stock outstanding or 28.3% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

        The aggregate number of shares that we may issue to Aspire Capital under the Purchase Agreement may in no case exceed 2,027,490 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), unless (i) shareholder approval is obtained to issue more, in which case this 2,027,490 share limitation, will not apply, or (ii) shareholder approval has not been obtained and at any time the 2,027,490 share limitation is reached and at all times thereafter the average price paid for all shares issued under the Common Stock Purchase Agreement (including the Commitment Shares) is equal to or greater than $1.32, the Minimum Price, a price equal to the closing sale price of our common stock on the date of the execution of the Purchase Agreement; provided that at no one point in time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our common stock.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained in or incorporated by reference in this prospectus, including our financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated in our Quarterly Reports on Form 10-Q, before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business, financial condition, results of operations and prospects.

Risks Related to Our Business and Need for Additional Capital

We have a limited operating history, expect to incur further losses as we grow and may be unable to achieve or sustain profitability. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

        Since formation in June 2013, our operations have been primarily limited to the research and development of our lead prescription drug product candidate, Canalevia, to treat various forms of diarrhea in dogs, and our non-prescription product, Neonorm Calf, to help dairies and calf farms proactively retain fluid in calves—helping the animals avoid debilitating, dangerous levels of dehydration, and the recent commercial launch of Neonorm Foal. As a result, we have limited meaningful historical operations upon which to evaluate our business and prospects and have not yet demonstrated an ability to broadly commercialize any of our products, obtain any required marketing approval for any of our prescription drug product candidates or successfully overcome the risks and uncertainties frequently encountered by companies in emerging fields such as the animal health industry. We also have not generated any material revenue to date, and expect to continue to incur significant research and development and other expenses. Our net loss and comprehensive loss for the year ended December 31, 2015 was $16,291,550. As of December 31, 2015, we had total stockholders' equity of $4,399,097. We expect to continue to incur losses for the foreseeable future, which will increase significantly from historical levels as we expand our product development activities, seek necessary approvals for our product candidates, conduct species-specific formulation studies for our non-prescription products and begin commercialization activities. Even if we succeed in developing and broadly commercializing one or more of our products or product candidates, we expect to continue to incur losses for the foreseeable future, and we may never become profitable. If we fail to achieve or maintain profitability, then we may be unable to continue our operations at planned levels and be forced to reduce or cease operations.

        Our independent registered public accounting firm has included an explanatory paragraph in its audit report on our financial statements for the year ended December 31, 2015, regarding our assessment of substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to continue as a viable entity, our stockholders may lose their entire investment.

We have never generated any material revenue from operations and may not generate any material revenue from our operations in the foreseeable future.

        We are an animal health company focused on developing and commercializing prescription drug and non-prescription products for companion and production animals, foals, and high value horses. Since inception in June 2013, we have not generated any material revenue from operations. There is no guarantee that our recent commercial launch of Neonorm Calf for preweaned dairy calves in the

United States will be successful or that we will be able to sell any products in the future. Further, in order to commercialize our prescription drug product candidates, we must receive regulatory approval from the FDA in the United States and other regulatory agencies in various jurisdictions. We have not yet received any regulatory approvals for our prescription drug product candidates. In addition, certain of our non-prescription products, such as Neonorm Calf, may be subject to regulatory approval outside the United States prior to commercialization. Accordingly, until and unless we receive any necessary regulatory approvals, we cannot market or sell our products. Moreover, even if we receive the necessary approvals, we may not be successful in generating revenue from sales of our products as we do not have any meaningful experience marketing or distributing our products. Accordingly, we may never generate any material revenue from our operations.

We expect to incur significant additional costs as we continue commercialization efforts for Neonorm, and undertake the clinical trials necessary to obtain regulatory approvals for Canalevia and SB-300, which will increase our losses.

        We commenced sales of Neonorm for preweaned dairy calves in the United States under the brand name Neonorm Calf at the end of 2014. We will need to continue to invest in developing our internal and third-party sales and distribution network and outreach efforts to key opinion leaders in the dairy industry, including veterinarians. We will also need to conduct clinical trials for SB-300 and Canalevia in order to obtain necessary initial regulatory approvals and to subsequently broaden Canalevia to additional indications and additional species. We will also need to conduct species-specific testing with Neonorm to expand to additional animal populations.

        We are actively identifying additional products for development and commercialization, and will continue to expend substantial resources for the foreseeable future to develop SB-300, Canalevia and Neonorm and develop products from the library of over 2,300 medicinal plants that we have licensed. These expenditures will include costs associated with:

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  identifying additional potential prescription drug product candidates and non-prescription products;

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  formulation studies;

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  conducting pilot, pivotal and toxicology studies;

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  completing other research and development activities;

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  payments to technology licensors;

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  maintaining our intellectual property;

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  obtaining necessary regulatory approvals;

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  establishing commercial supply capabilities; and

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  sales, marketing and distribution of our commercialized products.

        We also may incur unanticipated costs in connection with developing and commercializing our products. Because the outcome of our development activities and commercialization efforts is inherently uncertain, the actual amounts necessary to successfully complete the development and commercialization of our current or future products and product candidates may be greater than we anticipate.

        Because we anticipate incurring significant costs for the foreseeable future, if we are not successful in broadly commercializing any of our current or future products or product candidates or raising additional funding to pursue our research and development efforts, we may never realize the benefit of our development efforts and our business may be harmed.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms, which would force us to delay, limit, reduce or terminate one or more of our product development programs or future commercialization efforts.

        We are forecasting continued losses and negative cash flows as we continue to fund our operating and marketing activities and research and development programs, and we will not have sufficient cash on hand to fund our operating plan through December 2016 and to complete the development of all the current products in our pipeline, or any additional products we may identify. We will need to seek additional funds sooner than planned through public or private equity or debt financings or other sources such as strategic collaborations. We do not expect that the net proceeds from this offering will be sufficient to complete the development of all the current products in our pipeline, or any additional products we may identify. We may need to raise additional capital to fund these activities. Other than the loan and security agreement (which provided for an initial loan commitment of $6.0 million) and the Purchase Agreement (which committed Aspire Capital to purchase up to an aggregate of $15.0 million of our shares of common stock over the term of the Purchase Agreement), we have no current agreements or arrangements with respect to any such financings or collaborations, and any such financings or collaborations may result in dilution to our stockholders, the imposition of debt covenants and repayment obligations or other restrictions that may harm our business or the value of our common stock. We may also seek from time to time to raise additional capital based upon favorable market conditions or strategic considerations such as potential acquisitions.

        Our future capital requirements depend on many factors, including, but not limited to:

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  the scope, progress, results and costs of researching and developing our current and future prescription drug product candidates and non-prescription products;

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  the timing of, and the costs involved in, obtaining any regulatory approvals for our current and any future products;

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  the number and characteristics of the products we pursue;

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  the cost of manufacturing our current and future products and any products we successfully commercialize;

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  the cost of commercialization activities for Neonorm, SB-300 and Canalevia, if approved, including sales, marketing and distribution costs;

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  the expenses needed to attract and retain skilled personnel;

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  the costs associated with being a public company;

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  our ability to establish and maintain strategic collaborations, distribution or other arrangements and the financial terms of such agreements; and

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  the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing possible patent claims, including litigation costs and the outcome of any such litigation.

        Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate one or more of our product development programs or future commercialization efforts.

        The extent to which we utilize the Purchase Agreement with Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources. The number of shares that we may sell to Aspire Capital under the Purchase Agreement on any given day and during the term of the agreement is limited. See "The Aspire Capital Transaction"

section of this prospectus for additional information. Additionally, we and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement during the continuance of an event of default or on any trading day that the closing sale price of our common stock is less than $0.50 per share. Even if we are able to access the full $15 million under the Purchase Agreement, we will still need additional capital to fully implement our business, operating and development plans.

We are substantially dependent on the success of SB-300, Canalevia and Neonorm and cannot be certain that SB-300 or Canalevia will be approved or that we can successfully commercialize these products.

        We currently do not have regulatory approval for any of our prescription drug product candidates, including SB-300 and Canalevia. Our current efforts are primarily focused on the commercial launch of Neonorm Calf and Neonorm Foal in the United States, and development efforts related to Canalevia. We are focused on expanding Canalevia's proposed indications to cover acute diarrhea in dogs and full FDA approval for CID for dogs. Accordingly, our near-term prospects, including our ability to generate material product revenue, obtain any new financing if needed to fund our business and operations or enter into potential strategic transactions, will depend heavily on the success of Neonorm and, if approved, SB-300 and Canalevia.

        Substantial time and capital resources have been previously devoted by third parties in the development of crofelemer, the active pharmaceutical ingredient, or API, in Canalevia, and the botanical extract used in Neonorm. Both crofelemer and the botanical extract used in Neonorm were originally developed at Shaman Pharmaceuticals, Inc., or Shaman, by certain members of our management team, including Lisa A. Conte, our Chief Executive Officer and President, and Steven R. King, Ph.D., our Executive Vice President, Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary. Shaman spent significant development resources before voluntarily filing for bankruptcy in 2001 pursuant to Chapter 11 of the U.S. Bankruptcy Code. The rights to crofelemer and the botanical extract used in Neonorm, as well as other intellectual property rights, were subsequently acquired by Napo from Shaman in 2001 pursuant to a court approved sale of assets. Ms. Conte founded Napo in 2001 and is the current interim chief executive officer of Napo and a member of its board of directors. While at Napo, certain members of our management team, including Ms. Conte and Dr. King, continued the development of crofelemer. In 2005, Napo entered into license agreements with Glenmark Pharmaceuticals Ltd., or Glenmark, and Luye Pharma Group Limited for rights to various human indications of crofelemer in certain territories as defined in the respective license agreements with these licensees. Subsequently, after expending significant sums developing crofelemer, including trial design and on-going patient enrollment in the final pivotal Phase 3 trial for crofelemer for non-infectious diarrhea in adults with HIV/AIDS on antiretroviral therapy, in late 2008, Napo entered into a collaboration agreement with Salix Pharmaceuticals, Inc., or Salix, for development and commercialization rights to certain indications worldwide and certain rights in North America, Europe, and Japan, to crofelemer for human use. In January 2014, we entered into the Napo License Agreement pursuant to which we acquired an exclusive worldwide license to Napo's intellectual property rights and technology, including crofelemer and the botanical extract used in Neonorm, for all veterinary treatment uses and indications for all species of animals. In February 2014, most of the executive officers of Napo, and substantially all Napo's employees, became our employees. If we are not successful in the development and commercialization of Neonorm and Canalevia, our business and our prospects will be harmed.

        The successful development and commercialization of Neonorm and, if approved, Canalevia will depend on a number of factors, including the following:

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  the successful completion of the pivotal trials and toxicology studies for Canalevia, which may take significantly longer than we currently anticipate and will depend, in part, upon the satisfactory performance of third-party contractors;

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  our ability to demonstrate to the satisfaction of the FDA and any other regulatory bodies, the safety and efficacy of Canalevia;

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  our ability and that of our contract manufacturers to manufacture supplies of Neonorm and Canalevia and to develop, validate and maintain viable commercial manufacturing processes that are compliant with current good manufacturing practices, or cGMP, if required;

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  the success of Neonorm field studies and acceptance of their results by dairy producers;

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  our ability to successfully launch Neonorm, whether alone or in collaboration with others;

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  our ability to successfully launch Canalevia assuming approval is obtained, whether alone or in collaboration with others;

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  the availability, perceived advantages, relative cost, relative safety and relative efficacy of our prescription drug product candidates and non-prescription products compared to alternative and competing treatments;

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  the acceptance of our prescription drug product candidates and non-prescription products as safe and effective by veterinarians, animal owners and the animal health community;

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  our ability to achieve and maintain compliance with all regulatory requirements applicable to our business; and

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  our ability to obtain and enforce our intellectual property rights and obtain marketing exclusivity for our prescription drug product candidates and non-prescription products, and avoid or prevail in any third-party patent interference, patent infringement claims or administrative patent proceedings initiated by third parties or the U.S. Patent and Trademark Office, or USPTO.

        Many of these factors are beyond our control. Accordingly, we may not be successful in developing or commercializing Neonorm, Canalevia or any of our other potential products. If we are unsuccessful or are significantly delayed in developing and commercializing Neonorm, Canalevia or any of our other potential products, our business and prospects will be harmed and you may lose all or a portion of the value of your investment in our common stock.

If we are not successful in identifying, licensing, developing and commercializing additional product candidates and products, our ability to expand our business and achieve our strategic objectives could be impaired.

        Although a substantial amount of our efforts are focused on the commercial launch of Neonorm and the continued development and potential approvals of SB-300 and Canalevia, a key element of our strategy is to identify, develop and commercialize a portfolio of products to serve the animal health market. Most of our potential products are based on our knowledge of medicinal plants. Our current focus is primarily on product candidates and products for animals whose active pharmaceutical ingredient or botanical extract has been successfully commercialized or demonstrated to be safe and effective in human trials. In some instances, we may be unable to further develop these potential products because of perceived regulatory and commercial risks. Even if we successfully identify potential products, we may still fail to yield products for development and commercialization for many reasons, including the following:

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  competitors may develop alternatives that render our potential products obsolete;

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  potential products we seek to develop may be covered by third-party patents or other exclusive rights;

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  a potential product may on further study be shown to have harmful side effects in animals or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

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  a potential product may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

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  a potential product may not be accepted as safe and effective by veterinarians, animal owners, key opinion leaders and other decision-makers in the animal health market.

        While we are developing species-specific formulations, including flavors, methods of administration, new patents and other strategies with respect to our current potential products, we may be unable to prevent competitors from developing substantially similar products and bringing those products to market earlier than we can. If such competing products achieve regulatory approval and commercialization prior to our potential products, our competitive position may be impaired. If we fail to develop and successfully commercialize other potential products, our business and future prospects may be harmed and we will be more vulnerable to any problems that we encounter in developing and commercializing our current potential products.

Our animal health products face significant competition from other pharmaceutical companies and our operating results will suffer if we fail to compete effectively.

        The development and commercialization of animal health products is highly competitive and our success depends on our ability to compete effectively with other products in the market. We expect to compete with the animal health divisions of major pharmaceutical and biotechnology companies such as Merck Animal Health, Merial Inc., Elanco Animal Health, Bayer Animal Health GmbH, Novartis Animal Health Inc. and Boehringer Ingelheim Animal Health, as well as specialty animal health medicines companies such as Zoetis Inc., Phibro Animal Health Corporation and, in Europe, Virbac S.A., Vétoquinol S.A., Ceva Animal Health S.A. and Dechra Pharmaceuticals PLC. We are also aware of several early-stage companies that are developing products for use in the animal health market, including Aratana Therapeutics, Inc., Kindred Biosciences, Inc., Parnell Pharmaceuticals Holdings Ltd, Nexvet Biopharma and ImmuCell Corporation. We also compete with academic institutions, governmental agencies and private organizations that are conducting research in the field of animal health products.

        Although there are currently no FDA-approved anti-secretory products to treat acute diarrhea in dogs, we anticipate that Canalevia, if approved, will face competition from various products, including products approved for use in humans that are used extra-label in animals. Extra-label use is the use of an approved drug outside of its cleared or approved indications in the animal context. All of our potential products could also face competition from new products in development. These and other potential competing products may benefit from greater brand recognition and brand loyalty than our products and product candidates may achieve.

        Many of our competitors and potential competitors have substantially more financial, technical and human resources than we do. Many also have more experience in the development, manufacture, regulation and worldwide commercialization of animal health products, including animal prescription drugs and non-prescription products.

        For these reasons, we cannot be certain that we and our products can compete effectively.

We may be unable to obtain, or obtain on a timely basis, regulatory approval for our existing or future prescription drug product candidates under applicable regulatory requirements, which would harm our operating results.

        The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of animal health products are subject to extensive regulation. We are usually not permitted to market our prescription drug product candidates in the United States until we receive approval of an NADA from the FDA. To gain approval to market an animal prescription drug for a particular species, we must provide the FDA with safety and efficacy data from pivotal trials that adequately demonstrate that our prescription drug product candidates are safe and effective in the target species (e.g. dogs, cats or horses) for the intended indications. In addition, we must provide manufacturing data evidencing that we can produce our product candidates in accordance with cGMP. For the FDA, we must also provide data from toxicology studies, also called target animal safety studies, and in some cases environmental impact data. In addition to our internal activities, we will partially rely on contract research organizations, or CROs, and other third parties to conduct our toxicology studies and for certain other development activities. The results of toxicology studies and other initial development activities, and of any previous studies in humans or animals conducted by us or third parties, may not be predictive of future results of pivotal trials or other future studies, and failure can occur at any time during the conduct of pivotal trials and other development activities by us or our CROs. Our pivotal trials may fail to show the desired safety or efficacy of our prescription drug product candidates despite promising initial data or the results in previous human or animal studies conducted by others, and success of a prescription drug product candidate in prior animal studies, or in the treatment of humans, does not ensure success in subsequent studies. Clinical trials in humans and pivotal trials in animals sometimes fail to show a benefit even for drugs that are effective because of statistical limitations in the design of the trials or other statistical anomalies. Therefore, even if our studies and other development activities are completed as planned, the results may not be sufficient to obtain a required regulatory approval for a product candidate.

        Regulatory authorities can delay, limit or deny approval of any of our prescription drug product candidates for many reasons, including:

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  if they disagree with our interpretation of data from our pivotal studies or other development efforts;

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  if we are unable to demonstrate to their satisfaction that our product candidate is safe and effective for the target indication and in the target species;

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  if they require additional studies or change their approval policies or regulations;

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  if they do not approve of the formulation, labeling or the specifications of our current and future product candidates; and

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  if they fail to approve the manufacturing processes of our third-party contract manufacturers.

        Further, even if we receive a required approval, such approval may be for a more limited indication than we originally requested, and the regulatory authority may not approve the labeling that we believe is necessary or desirable for successful commercialization.

        Any delay or failure in obtaining any necessary regulatory approval for the intended indications of our product candidates would delay or prevent commercialization of such product candidates and would harm our business and our operating results.

The results of our earlier studies of Neonorm may not be predictive of the results in any future species-specific formulation studies, and we may not be successful in our efforts to develop or commercialize line extensions of Neonorm.

        Our product pipeline includes a number of species-specific formulations of Neonorm, our lead non-prescription product. The results of our dairy calf studies and other initial development activities and of any previous studies in humans or animals conducted by us or third parties may not be predictive of future results of these formulation studies. Failure can occur at any time during the conduct of these trials and other development activities. Even if our species-specific formulation studies and other development activities are completed as planned, the results may not be sufficient to pursue a particular line extension for Neonorm. Further, even if we obtain promising results from our species-specific formulation studies, we may not successfully commercialize any line extension. Because line extensions are developed for a particular species market, we may not be able to leverage our experience from the commercial launch of Neonorm Calf and Neonorm Foal in new animal species markets. If we are not successful in developing and successfully commercializing these line extension products, we may not be able to grow our revenue and our business may be harmed.

Development of prescription drug products is inherently expensive, time-consuming and uncertain, and any delay or discontinuance of our current or future pivotal trials would harm our business and prospects.

        Development of prescription drug products for animals remains an inherently lengthy, expensive and uncertain process, and our development activities may not be successful. We do not know whether our current or planned pivotal trials for any of our product candidates will begin or conclude on time, and they may be delayed or discontinued for a variety of reasons, including if we are unable to:

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  address any safety concerns that arise during the course of the studies;

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  complete the studies due to deviations from the study protocols or the occurrence of adverse events;

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  add new study sites;

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  address any conflicts with new or existing laws or regulations; or

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  reach agreement on acceptable terms with study sites, which can be subject to extensive negotiation and may vary significantly among different sites.

        Further, we may not be successful in developing species-specific formulations for Neonorm, and Neonorm may be subject to the same regulatory regime as prescription drug products in jurisdictions outside the United States. Any delays in completing our development efforts will increase our costs, delay our development efforts and approval process and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may harm our business, financial condition and prospects. In addition, factors that may cause a delay in the commencement or completion of our development efforts may also ultimately lead to the denial of regulatory approval of our product candidates which, as described above, would harm our business and prospects.

We will partially rely on third parties to conduct our development activities. If these third parties do not successfully carry out their contractual duties, we may be unable to obtain regulatory approvals or commercialize our current or future product candidates on a timely basis, or at all.

        We will partially rely upon CROs to conduct our toxicology studies and for other development activities. We intend to rely on CROs to conduct one or more of our planned pivotal trials. These CROs are not our employees, and except for contractual duties and obligations, we have limited ability to control the amount or timing of resources that they devote to our programs or manage the risks associated with their activities on our behalf. We are responsible for ensuring that each of our studies is conducted in accordance with the development plans and trial protocols presented to regulatory authorities. Any deviations by our CROs may adversely affect our ability to obtain regulatory approvals, subject us to penalties or harm our credibility with regulators. The FDA and foreign regulatory authorities also require us and our CROs to comply with regulations and standards, commonly referred to as good clinical practices, or GCPs, or good laboratory practices, or GLPs, for conducting, monitoring, recording and reporting the results of our studies to ensure that the data and results are scientifically valid and accurate.

        Agreements with CROs generally allow the CROs to terminate in certain circumstances with little or no advance notice. These agreements generally will require our CROs to reasonably cooperate with us at our expense for an orderly winding down of the CROs' services under the agreements. If the CROs conducting our studies do not comply with their contractual duties or obligations, or if they experience work stoppages, do not meet expected deadlines, or if the quality or accuracy of the data they obtain is compromised, we may need to secure new arrangements with alternative CROs, which could be difficult and costly. In such event, our studies also may need to be extended, delayed or terminated as a result, or may need to be repeated. If any of the foregoing were to occur, regulatory approval, if required, and commercialization of our product candidates may be delayed and we may be required to expend substantial additional resources.

Even if we obtain regulatory approval for Canalevia or our other product candidates, they may never achieve market acceptance. Further, even if we are successful in commercially launching Neonorm, it may not achieve commercial success.

        If we obtain necessary regulatory approvals for Canalevia or our other product candidates, such products may still not achieve market acceptance and may not be commercially successful. Market acceptance of Canalevia, SB-300, Neonorm and any of our other products depends on a number of factors, including:

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  the safety of our products as demonstrated in our target animal studies;

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  the indications for which our products are approved or marketed;

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  the potential and perceived advantages over alternative treatments or products, including generic medicines and competing products currently prescribed by veterinarians, and products approved for use in humans that are used extra-label in animals;

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  the acceptance by veterinarians, companion animal owners and production animal owners, including in the dairy industry, of our products as safe and effective;

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  the cost in relation to alternative treatments and willingness on the part of veterinarians and animal owners to pay for our products;

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  the prevalence and severity of any adverse side effects of our products;

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  the relative convenience and ease of administration of our products; and

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  the effectiveness of our sales, marketing and distribution efforts.

        Any failure by Canalevia, SB-300, Neonorm or any of our other products to achieve market acceptance or commercial success would harm our financial condition and results of operations.

The dairy industry is subject to conditions beyond our control and the occurrence of any such conditions may harm our business and impact the demand for our products.

        The demand for production animal health products, such as Neonorm Calf, is heavily dependent on factors that affect the dairy market that are beyond our control, including the following, any of which may harm our business:

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  cost containment measures within the dairy industry, in response to international, national and local general economic conditions, which may affect the market adoption of our products;

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  state and federal government policies, including government-funded programs or subsidies whose discontinuance or modification could erode the demand for our products;

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  a decline in demand for dairy products due to changes in consumer diets away from dairy products, which could adversely affect the demand for production animal health products;

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  adverse weather conditions and natural disasters, such as floods, droughts, and pestilence, which can lower dairy yields; and

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  disease or other conditions beyond our control.

Animal products, like human products, are subject to unanticipated post-approval safety or efficacy concerns, which may harm our business and reputation.

        The success of our commercialization efforts will depend upon the perceived safety and effectiveness of animal health products, in general, and of our products, in particular. Unanticipated safety or efficacy concerns can subsequently arise with respect to approved prescription drug products, or non-prescription products, such as Neonorm, which may result in product recalls or withdrawals or suspension of sales, as well as product liability and other claims. Any safety or efficacy concerns, or recalls, withdrawals or suspensions of sales of our products, or human products derived from Croton lechleri, if any, could harm our reputation and business, regardless of whether such concerns or actions are justified.

Future federal and state legislation may result in increased exposure to product liability claims, which could result in substantial losses.

        Under current federal and state laws, companion and production animals are generally considered to be the personal property of their owners and, as such, the owners' recovery for product liability claims involving their companion and production animals may be limited to the replacement value of the animal. Companion animal owners and their advocates, however, have filed lawsuits from time to time seeking non-economic damages such as pain and suffering and emotional distress for harm to their companion animals based on theories applicable to personal injuries to humans. If new legislation is passed to allow recovery for such non-economic damages, or if precedents are set allowing for such recovery, we could be exposed to increased product liability claims that could result in substantial losses to us if successful. In addition, some horses can be worth millions of dollars or more, and product liability for horses may be very high. While we currently have product liability insurance, such insurance may not be sufficient to cover any future product liability claims against us.

If we fail to retain current members of our senior management, or to identify, attract, integrate and retain additional key personnel, our business will be harmed.

        Our success depends on our continued ability to attract, retain and motivate highly qualified management and scientific personnel. We are highly dependent upon our senior management, particularly Lisa A. Conte, our president and Chief Executive Officer. The loss of services of any of our key personnel would cause a disruption in our ability to develop our current or future product pipeline and commercialize our products and product candidates. Although we have offer letters with these key members of senior management, such agreements do not prohibit them from resigning at any time. For example, the resignation of our former Chief Financial Officer, Charles O. Thompson, in September 2014, and the mutually agreed departure of our former Chief Veterinary Officer, Serge Martinod, D.V.M., Ph.D. in February 2015, caused us to incur additional expenses and expend resources to ensure a smooth transition with their respective successors, which diverted management attention away from executing our operational plan during this period. We currently do not maintain "key man" life insurance on any of our senior management team. The loss of Ms. Conte or other members of our current senior management could adversely affect the timing or outcomes of our current and planned studies, as well as the prospects for commercializing our products.

        In addition, competition for qualified personnel in the animal health field is intense, because there are a limited number of individuals who are trained or experienced in the field. Further, our headquarters are located in San Francisco, California, and the dairy and agriculture industries are not prevalent in urban areas such as San Francisco. We will need to hire additional personnel as we expand our product development and commercialization activities. Even if we are successful in hiring qualified individuals, as we are a growing organization, we do not have a track record for integrating and retaining individuals. If we are not successful in identifying, attracting, integrating or retaining qualified personnel on acceptable terms, or at all, our business will be harmed.

We are dependent on two suppliers for the raw material used to produce the active pharmaceutical ingredient in Canalevia and the botanical extract in Neonorm. The termination of either of these contracts would result in a disruption to product development and our business will be harmed.

        The raw material used to manufacture Canalevia and Neonorm is crude plant latex, or CPL, derived from the Croton lechleri tree, which is found in countries in South America, principally Peru. The ability of our contract suppliers to harvest CPL is governed by the terms of their respective agreements with local government authorities. Although CPL is available from multiple suppliers, we only have contracts with two suppliers to obtain CPL and arrange the shipment to our contract manufacturer. Accordingly, if our contract suppliers do not or are unable to comply with the terms of our respective agreements, and we are not able to negotiate new agreements with alternate suppliers on terms that we deem commercially reasonable, it may harm our business and prospects. The countries from which we obtain CPL could change their laws and regulations regarding the export of the natural products or impose or increase taxes or duties payable by exporters of such products. Restrictions could be imposed on the harvesting of the natural products or additional requirements could be implemented for the replanting and regeneration of the raw material. Such events could have a significant impact on our cost and ability to produce Canalevia, Neonorm and anticipated line extensions.

We are dependent upon third-party contract manufacturers, both for the supply of the active pharmaceutical ingredient in Canalevia and the botanical extract in Neonorm, as well as for the supply of finished products for commercialization.

        To date, the CPL, API, botanical extract and some finished products that we have used in our studies and trials were obtained from Napo. We have also contracted with third parties for the formulation of API and botanical extract into finished products for our studies. We have entered into memorandums of understanding with Indena S.p.A. for the manufacture of CPL received from our suppliers into the API in Canalevia to support our regulatory filings, as well as the botanical extract in Neonorm and agreed to negotiate a commercial supply agreement. Indena S.p.A. has never manufactured either such ingredient to commercial scale. As a second supplier situation, we have entered into a four-year manufacturing and supply agreement with Glenmark for the supply of the API in Canalevia. Glenmark is the current manufacturer of crofelemer, the active API in Canalevia, for the FDA-approved human anti-secretory product, and the manufacturer on file for the NADA to which we have a right of reference. We have contracted with a third-party manufacturer for formulation development and manufacturing, whereby the manufacturer will provide enteric-coated tablets to us for use in animals. We also may contract with additional third parties for the formulation and supply of finished products, which we will use in our planned studies and commercialization efforts.

        We will be dependent upon our contract manufacturers for the supply of the API in Canalevia. We currently have sufficient quantities of the botanical extract used in Neonorm to support initial commercialization of Neonorm. However, we will require additional quantities of the botanical extract if our commercial launch of Neonorm is successful. If we are not successful in reaching agreements with third parties on terms that we consider commercially reasonable for manufacturing and formulation, or if our contract manufacturer and formulator are not able to produce sufficient quantities or quality of API, botanical extract or finished product under their agreements, it could delay our plans and harm our business prospects.

        The facilities used by our third-party contractors are subject to inspections, including by the FDA, and other regulators, as applicable. We also depend on our third-party contractors to comply with cGMP. If our third-party contractors do not maintain compliance with these strict regulatory requirements, we and they will not be able to secure or maintain regulatory approval for their facilities, which would have an adverse effect on our operations. In addition, in some cases, we also are dependent on our third-party contractors to produce supplies in conformity to our specifications and maintain quality control and quality assurance practices and not to employ disqualified personnel. If the FDA or a comparable foreign regulatory authority does not approve the facilities of our third-party contractors if so required, or if it withdraws any such approval in the future, we may need to find alternative manufacturing or formulation facilities, which could result in delays in our ability to develop or commercialize our products, if at all. We and our third-party contractors also may be subject to penalties and sanctions from the FDA and other regulatory authorities for any violations of applicable regulatory requirements. The USDA and the European Medicines Agency, or the EMA, employ different regulatory standards than the FDA, so we may require multiple manufacturing processes and facilities for the same product candidate or any approved product. We are also exposed to risk if our third-party contractors do not comply with the negotiated terms of our agreements, or if they suffer damage or destruction to their facilities or equipment.

If we are unable to establish sales capabilities on our own or through third parties, we may not be able to market and sell our current or future products and product candidates, if approved, and generate product or other revenue.

        We currently have limited sales, marketing or distribution capabilities, and prior to our launch of Neonorm for preweaned dairy calves, had no experience in the sale, marketing and distribution of animal health products. There are significant risks involved in building and managing a sales organization, including our potential inability to attract, hire, retain and motivate qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively oversee a geographically-dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities and entry into adequate arrangements with distributors or other partners would adversely impact the commercialization of Neonorm, SB-300 and Canalevia, if approved. If we are not successful in commercializing Neonorm, SB-300, Canalevia or any of our other line extension products, either on our own or through one or more distributors, or in generating upfront licensing or other fees, we may never generate significant revenue and may continue to incur significant losses, which would harm our financial condition and results of operations.

Changes in distribution channels for animal prescription drugs may make it more difficult or expensive to distribute our prescription drug products.

        In the United States, animal owners typically purchase their animal prescription drugs from their local veterinarians who also prescribe such drugs. There is a trend, however, toward increased purchases of animal prescription drugs from Internet-based retailers, "big-box" retail stores and other over-the-counter distribution channels, which follows an emerging shift in recent years away from the traditional veterinarian distribution channel. It is also possible that animal owners may come to rely increasingly on Internet-based animal health information rather than on their veterinarians. We currently expect to market our animal prescription drugs directly to veterinarians, so any reduced reliance on veterinarians by animal owners could harm our business and prospects by making it more difficult or expensive for us to distribute our prescription drug products. Animal owners also may substitute human health products for animal prescription drugs if the human health products are less expensive or more readily available, which could also harm our business.

        Legislation has been or may be proposed in various states that would require veterinarians to provide animal owners with written prescriptions and disclosures that the animal owner has the right to fill the prescriptions through other means. If enacted, such legislation could lead to a reduction in the number of animal owners who purchase their animal pharmaceuticals directly from veterinarians, which also could harm our business.

Consolidation of our customers could negatively affect the pricing of our products.

        Veterinarians will be our primary customers for our prescription drug products, as well as, to some extent, our non-prescription products, such as Neonorm. In recent years, there has been a trend towards the consolidation of veterinary clinics and animal hospitals. If this trend continues, these large clinics and hospitals could attempt to leverage their buying power to obtain favorable pricing from us and other animal health product companies. Any downward pressure on the prices of any of our products could harm our operating results and financial condition.

We will need to increase the size of our organization and may not successfully manage such growth.

        As of September 1, 2016, we had 23 employees. Our ability to manage our growth effectively will require us to hire, train, retain, manage and motivate additional employees and to implement and improve our operational, financial and management systems. These demands also may require the hiring of additional senior management personnel or the development of additional expertise by our senior management personnel. If we fail to expand and enhance our operational, financial and management systems in conjunction with our potential future growth, it could harm our business and operating results.

Our research and development relies on evaluations in animals, which is controversial and may become subject to bans or additional regulations.

        The evaluation of our products and product candidates in target animals is required to develop, formulate and commercialize our products and product candidates. Although our animal testing will be subject to GLPs and GCPs, as applicable, animal testing in the human pharmaceutical industry and in other industries continues to be the subject of controversy and adverse publicity. Some organizations and individuals have sought to ban animal testing or encourage the adoption of additional regulations applicable to animal testing. To the extent that such bans or regulations are imposed, our research and development activities, and by extension our operating results and financial condition, could be harmed. In addition, negative publicity about animal practices by us or in our industry could harm our reputation among potential customers.

If approved, our prescription drug product candidates may be marketed in the United States only in the target animals and for the indications for which they are approved, and if we want to expand the approved animals or indications, we will need to obtain additional approvals, which may not be granted.

        If our prescription drug product candidates are approved by regulatory authorities, we may market or advertise them only in the specific species and for treatment of the specific indications for which they were approved, which could limit use of the products by veterinarians and animal owners. We intend to develop, promote and commercialize approved products for other animals and new treatment indications in the future, but we cannot be certain whether or at what additional time and expense we will be able to do so. If we do not obtain marketing approvals for other species or for new indications, our ability to expand our business may be harmed.

        Under the Animal Medicinal Drug Use Clarification Act of 1994, veterinarians are permitted to prescribe extra-label uses of certain approved animal drugs and approved human drugs for animals under certain conditions. While veterinarians may in the future prescribe and use human-approved products or our products for extra-label uses, we may not promote our products for extra-label uses. If the FDA determines that any of our marketing activities constitute promotion of an extra-label use, we could be subject to regulatory enforcement, including seizure of any misbranded or mislabeled drugs, and civil or criminal penalties, any of which could have an adverse impact on our reputation and expose us to potential liability. We will continue to spend resources ensuring that our promotional claims for our products and product candidates remain compliant with applicable FDA laws and regulations, including materials we post or link to on our website. For example, in 2012, our Chief Executive Officer received an "untitled letter" from the FDA while at Napo regarding preapproval promotion statements constituting misbranding of crofelemer, which was then an investigational drug. These statements were included in archived press releases included on Napo's website. Napo was required to expend time and resources to revise its website to remove the links in order to address the concerns raised in the FDA's letter.

If our prescription drug product candidates are approved by regulatory authorities, the misuse or extra-label use of such products may harm our reputation or result in financial or other damages.

        If our prescription drug product candidates are approved by regulatory authorities, there may be increased risk of product liability if veterinarians, animal owners or others attempt to use such products extra-label, including the use of our products in species (including humans) for which they have not been approved. Furthermore, the use of an approved drug for indications other than those indications for which such products have been approved may not be effective, which could harm our reputation and lead to an increased risk of litigation. If we are deemed by a governmental or regulatory agency to have engaged in the promotion of any approved product for extra-label use, such agency could request that we modify our training or promotional materials and practices and we could be subject to significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry. Any of these events could harm our reputation and our operating results.

We may not maintain the benefits associated with MUMS designation, including market exclusivity.

        Although we have received MUMS designation for Canalevia for the treatment of CID in dogs, we may not maintain the benefits associated with MUMS designation. MUMS designation is a status similar to "orphan drug" status for human drugs. When we are granted MUMS designation, we are eligible for incentives to support the approval or conditional approval of the designated use. This designation does not allow us to commercialize a product until such time as we obtain approval or conditional approval of the product.

        Because Canalevia has received MUMS designation for the identified particular intended use, we are eligible to obtain seven years of exclusive marketing rights upon approval (or conditional approval) of Canalevia for that intended use and become eligible for grants to defray the cost of our clinical work. Each designation that is granted must be unique, i.e., only one designation can be granted for a particular API in a particular dosage form for a particular intended use. The intended use includes both the target species and the disease or condition to be treated.

        At some point, we could lose MUMS designation. The basis for a lost designation can include but is not limited to, our failure to engage with due diligence in moving forward with a non-conditional approval, or a competing product has received conditional approval or approval prior to our product candidate for the same indication or species. In addition, MUMS designation may be withdrawn for a variety of reasons such as where the FDA determines that the request for designation was materially defective, or if the manufacturer is unable to assure sufficient quantity of the prescription drug product to meet the needs of animals with the rare disease or condition. If this designation is lost, it could have a negative impact on the product and our company, which includes but is not limited to, market exclusivity related to MUMS designation, or eligibility for grants as a result of MUMS designation.

The market for our products, and the animal health market as a whole, is uncertain and may be smaller than we anticipate, which could lead to lower revenue and harm our operating results.

        It is very difficult to estimate the commercial potential of any of our products because of the emerging nature of our industry as a whole. The animal health market continues to evolve and it is difficult to predict the market potential for our products. The market will depend on important factors such as safety and efficacy compared to other available treatments, changing standards of care, preferences of veterinarians, the willingness of companion and production animal owners to pay for such products, and the availability of competitive alternatives that may emerge either during the product development process or after commercial introduction. If the market potential for our products is less than we anticipate due to one or more of these factors, it could negatively impact our business, financial condition and results of operations. Further, the willingness of companion and production animal owners to pay for our products may be less than we anticipate, and may be negatively affected by overall economic conditions. The current penetration of animal insurance in the United States is low, animal owners are likely to have to pay out-of-pocket, and such owners may not be willing or able to pay for our products.

Our largest stockholder, Napo, controls a significant percentage of our common stock, and its interests may conflict with those of our other stockholders.

        As of September 1, 2016, Napo owned in the aggregate 22.8% of our common stock. This concentration of ownership gives Napo significant influence over the way we are managed and the direction of our business. In addition, because we and Napo are party to a license agreement, Napo's interests as the licensor of our technology may be different from ours or those of our other stockholders. As a result, the interests of Napo with respect to matters potentially or actually involving or affecting us, such as future acquisitions, licenses, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders. Further, Napo has pledged its interests in our common stock as security for certain of its monetary obligations. Accordingly, Napo's ability to take action with respect to these shares may be limited by its agreements with its secured lenders, which may conflict with your interests or those of our other stockholders. If these secured lenders were to foreclose on such shares, these lenders would have significant influence over the way we are managed and the direction of our business. In addition, our Chief Executive Officer is also the interim chief executive officer of Napo and her duties as interim chief executive officer of Napo may conflict with her duties as our Chief Executive Officer, and the resolution of these conflicts may not always be in our or your best interest. Further, Jaguar and Napo are engaged in preliminary exploratory discussions to review a potential merger and/or other ways to cooperate with their respective business endeavors; however, there is no assurance that any agreement will be reached to merge or further cooperate with their respective business endeavors.

        Napo's principal business currently consists of, among other activities, the management of its intellectual property portfolio, including rights under license agreements with respect to such intellectual property. Napo has limited assets, and its primary sources of revenues in recent years have been license fees, warrant exercises, equity and debt investments and, since late 2013, the receipt of royalties pursuant to its license agreements, which have been limited to date. If Napo fails to generate sufficient revenues to cover its operating costs, it could revise its business strategy in ways that could affect its relationship with our company. For example, it could decide to divest its assets, including its stock in our company. Napo's interests in managing its business, including its ownership in our company, may conflict with your interests.

We may engage in future acquisitions that increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.

        We may evaluate various strategic transactions, including licensing or acquiring complementary products, technologies or businesses. Any potential acquisitions may entail numerous risks, including increased operating expenses and cash requirements, assimilation of operations and products, retention of key employees, diversion of our management's attention and uncertainties in our ability to maintain key business relationships of the acquired entities. In addition, if we undertake acquisitions, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, we may not be able to locate suitable acquisition opportunities and this inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business.

Certain of the countries in which we plan to commercialize our products in the future are developing countries, some of which have potentially unstable political and economic climates.

        We may commercialize our products in jurisdictions that are developing and emerging countries. This may expose us to the impact of political or economic upheaval, and we could be subject to unforeseen administrative or fiscal burdens. At present, we are not insured against the political and economic risks of operating in these countries. Any significant changes to the political or economic climate in any of the developing countries in which we operate or plan to sell products either now or in the future may have a substantial adverse effect on our business, financial condition, trading performance and prospects.

Fluctuations in the exchange rate of foreign currencies could result in currency transactions losses.

        As we expand our operations, we expect to be exposed to risks associated with foreign currency exchange rates. We anticipate that we will commercialize Neonorm for preweaned dairy calves and its line extensions, as well as possibly Canalevia and its line extensions in jurisdictions outside the United States. As a result, we will also be further affected by fluctuations in exchange rates in the future to the extent that sales are denominated in currencies other than U.S. dollars. We do not currently employ any hedging or other strategies to minimize this risk, although we may seek to do so in the future.

Risks Related to Intellectual Property

We are dependent upon our license agreement with Napo and if the agreement is terminated for any reason our business will be harmed.

        In January 2014, we entered into a license agreement with Napo, or the Napo License Agreement, which we amended and restated in August 2014 and further amended in January 2015. Pursuant to the Napo License Agreement, we acquired an exclusive worldwide license to Napo's intellectual property rights and technology, including rights to its library of over 2,300 medicinal plants, for all veterinary treatment uses and indications for all species of animals except humans. Under the terms of the Napo License Agreement, we are responsible for, and shall ensure, the development and commercialization of products that contain or are derived from the licensed Napo technology worldwide in the field of veterinary treatment uses and indications for all species of animals. In consideration for the license, we are obligated to pay a one-time non-refundable license fee and royalties. Napo has the right to terminate the Napo License Agreement upon our uncured material breach of the agreement or if we declare bankruptcy. If the Napo License Agreement is terminated for any reason, our business will be harmed.

        Napo has also entered into secured financing agreements with certain secured lenders, for whom Nantucket Investments Limited is acting as collateral agent. The security includes certain assets, including the intellectual property and technology licensed to us pursuant to the Napo License Agreement and Napo's shares of our common stock. Although Napo and Nantucket Investments Limited, on behalf of the secured lenders, have entered into a non-disturbance agreement with respect to the Napo License Agreement, in the event of a bankruptcy of Napo or foreclosure action with respect to Napo's assets, there can be no guarantee that the bankruptcy trustee or any other party to such action will not attempt to interfere with or terminate the Napo License Agreement or otherwise require its terms to be changed, which could harm our business. Under the terms of the Napo License Agreement, certain events, such as an acquisition of Napo or a sale by Napo of all of the intellectual property and technology licensed to us pursuant to the Napo License Agreement, should result in a fully-paid up license to us of all of such intellectual property and technology. If for any reason, Napo ceases to be the owner of the intellectual property and technology licensed to us pursuant to the Napo License Agreement in such a manner that did not result in a fully-paid up license provided for therein, the owner of such intellectual property and technology could attempt to interfere with or terminate the Napo License Agreement or otherwise attempt to renegotiate the arrangement, which would harm our business.

If Napo experiences financial difficulties, becomes unable to pay its liabilities when due, or declares bankruptcy, its creditors could attempt to assert claims against Napo relating to the formation of our company and the grant of an exclusive license to us.

        Napo formed our company in June 2013, and in January 2014, we entered into the Napo License Agreement. Napo currently has no commercial operations and its potential sources of revenue are limited to the third parties who have licensed or may license Napo's intellectual property and technology, or collaborate with Napo in the future. Napo has been involved in litigation with Salix and has expended significant resources in the litigation. At the time of the formation of our company and the date of the Napo License Agreement, Napo's liabilities exceeded its assets on a balance sheet prepared in conformity with U.S. generally accepted accounting principles. Napo has been able to pay its liabilities when due but if Napo experiences financial difficulties, becomes unable to pay its liabilities when due, or declares bankruptcy, a creditor, trustee in bankruptcy, or other representative of a Napo bankruptcy estate could attempt to assert claims against us relating to our formation and Napo's grant of an exclusive license to us. One theory such a party could use to challenge our formation and the license grant is that of fraudulent conveyance. This theory is used by creditors to challenge the transfer of assets made with actual intent to hinder, delay, or defraud creditors, or where a financially distressed entity transfers assets without receiving reasonably equivalent value in exchange, provided such litigation is brought within the applicable statute of limitations. Although we do not believe that our formation or Napo's grant of the license was a fraudulent conveyance, litigation based on such theory, if successful, could result in a court order setting aside the license for the benefit of the creditor pursuing the litigation or all creditors of Napo should it occur in the context of a Napo bankruptcy. Even if unsuccessful, any such action would divert management's attention, potentially be costly to defend and could harm our business.

We currently do not own any issued patents, most of our intellectual property is licensed from Napo and we cannot be certain that our patent strategy will be effective to enhance marketing exclusivity.

        The patent prosecution process is expensive and time-consuming, and we may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of inventions made in the course of development and commercialization activities in time to obtain patent protection on them. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from third parties. In particular, we are dependent upon Napo and its licensees to file, prosecute and maintain the intellectual property we license pursuant to the Napo License Agreement. The patents and patent applications we licensed from Napo, or the Napo Patents, which cover both human and veterinary uses, were previously licensed by Napo to Salix for certain fields of human use. On March 4, 2016, Napo and Salix settled litigation and all rights to crofelemer and Fulyzaq were returned to Napo and the collaboration agreement between Salix and Napo, or the Salix Collaboration Agreement, was terminated. Napo has the responsibility to file, prosecute and maintain the Napo Patents. As a result, under the Napo License Agreement, we only have the right to maintain any issued patents within the Napo Patents that are not maintained in accordance with the responsibilities of Napo. There are three issued Napo Patents in the United States that cover, collectively, enteric protected formulations of proanthocyanidin polymers isolated from Croton spp. and methods of treating watery diarrhea using the enteric protected formulations for both human and veterinary uses.

        Napo has also licensed its Croton lechleri related intellectual property to Glenmark and Luye Pharma Group Limited to develop and commercialize crofelemer for human indications in various geographies. Fulyzaq is dependent upon intellectual property protection from the Napo Patents. Napo currently markets Fulyzaq in the United States for human use and the three issued Napo Patents that cover enteric protected formulations of proanthocyanidin polymers isolated from Croton spp. and methods of treating watery diarrhea using the enteric protected formulations are listed in the FDA's Orange Book for Fulyzaq. We rely on these issued Napo Patents as intellectual property protection for our prescription drug product candidates and non-prescription products. Pending patent applications within Napo Patents either may not be relevant to veterinary indications and/or may not issue as patents. If any patent application within the Napo Patents is not filed or prosecuted for any reason, including as a result of a lack of financial resources, and we are not able to file and prosecute such patent application within the Napo Patents, our business may be harmed. In addition, as between Napo and us, Napo has the first right to enforce the Napo Patents against potential infringers. If we are not the party who enforces the Napo Patents, we will receive no proceeds from such enforcement action. In each case, such proceeds are subject to reimbursement of costs and expenses incurred by the other party in connection with such action. If our current or future licensors fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated.

        We currently do not own any issued patents. We have filed and have currently pending three applications under the Patent Cooperation Treaty, or PCT, one U.S. non-provisional patent application and eight provisional patent applications in the veterinary field, of which we control the filing, prosecution and maintenance; however, patents based on any patent applications we may submit may never be issued. We have an exclusive worldwide license from Napo to various issued patents and pending patent applications in the field of animal health. The strength of patents in the field of animal health involves complex legal and scientific questions and can be uncertain. Even if patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, invalidated or held unenforceable. Furthermore, even if they are unchallenged, our patents, if issued, and the patents we have licensed may not adequately protect our intellectual property or prevent others from designing around their claims. If we cannot obtain issued patents or the patents we have licensed are not maintained or their scope is significantly narrowed, our business and prospects would be harmed.

        Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of any patent applications and the enforcement or defense of any patents that issue. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation, and switch the U.S. patent system from a "first-to-invent" system to a "first-to-file" system. Under a "first-to-file" system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. The USPTO has developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first-to-file provisions, became effective on March 16, 2013. Among some of the other changes to the patent laws are changes that limit where a patentee may file a patent infringement suit and that provide opportunities for third parties to challenge any issued patent in the USPTO. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any patents that issue, all of which could harm our business and financial condition.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

        Periodic maintenance and annuity fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we or our licensors fail to maintain the patents and patent applications covering prescription drug product candidates and non-prescription products, our competitors might be able to enter the market, which would harm our business.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, which would be costly, time-consuming and, if successfully asserted against us, delay or prevent the development and commercialization of our current or future products and product candidates.

        Our research, development and commercialization activities may infringe or otherwise violate or be claimed to infringe or otherwise violate patents owned or controlled by other parties. There may be patents already issued of which we are unaware that might be infringed by one of our current or future prescription drug product candidates or non-prescription products. Moreover, it is also possible that patents may exist that we are aware of, but that we do not believe are relevant to our current or future prescription drug product candidates or non-prescription products, which could nevertheless be found to block our freedom to market these products. Because patent applications can take many years to issue and may be confidential for 18 months or more after filing, there may be applications now pending of which we are unaware and which may later result in issued patents that may be infringed by our current or future prescription drug product candidates or non-prescription products. We cannot be certain that our current or future prescription drug product candidates or non-prescription products will not infringe these or other existing or future third-party patents. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents.

        To the extent we become subject to future third-party claims against us or our collaborators, we could incur substantial expenses and, if any such claims are successful, we could be liable to pay substantial damages, including treble damages and attorney's fees if we or our collaborators are found to be willfully infringing a third party's patents. If a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the prescription drug or non-prescription product that is the subject of the suit. Even if we are successful in defending such claims, infringement and other intellectual property claims can be expensive and time-consuming to litigate and divert management's attention from our business and operations. As a result of or in order to avoid potential patent infringement claims, we or our collaborators may be compelled to seek a license from a third party for which we would be required to pay license fees or royalties, or both. Moreover, these licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain such a license, the rights may be nonexclusive, which could allow our competitors access to the same intellectual property. Any of these events could harm our business and prospects.

        There has been substantial litigation regarding patents and other intellectual property rights in the field of therapeutics, as well as patent challenge proceedings, including interference, derivation and administrative law proceedings before the USPTO, and oppositions and other comparable proceedings in foreign jurisdictions. Under U.S. patent reform laws, new procedures, including inter partes review and post-grant review, were implemented as of September 16, 2012, with post-grant review available for patents issued on applications filed on or after March 16, 2013, and the implementation of such reform laws presents uncertainty regarding the outcome of any challenges to our future patents, if any, and to patents we have in licensed. In addition to possible infringement claims against us, we may be subject to third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review, or other patent office proceedings or litigation in the United States or elsewhere, challenging our patent rights or the patent rights of others. For applications filed before March 16, 2013 or patents issuing from such applications, if third parties have prepared and filed patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference proceedings in the USPTO to determine the priority of invention. Because patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain that we were the first to either file patent applications on or invent any of the inventions claimed in our patent applications. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal court necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. We may also become involved in opposition or similar proceedings in patent offices in other jurisdictions regarding our intellectual property rights with respect to our prescription drug or non-prescription products and technology. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our future patent rights, if any, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

Our proprietary position depends upon patents that are formulation or method-of-use patents, which do not prevent a competitor from using the same drug candidate for another use.

        Composition-of-matter patents on the API in prescription drug products are generally considered to be the strongest form of intellectual property protection because such patents provide protection without regard to any particular method of use or manufacture or formulation of the API used. The composition-of-matter patents for crofelemer, the API in Canalevia, have expired, and we have licensed from Napo patents and applications covering formulations and methods of use for crofelemer and the botanical extract in Neonorm.

        Method-of-use patents protect the use of a product for the specified method and formulation patents cover formulations of the API or botanical extract. These types of patents do not prevent a competitor from developing or marketing an identical product for an indication that is outside the scope of the patented method or from developing a different formulation that is outside the scope of the patented formulation. Moreover, with respect to method-of-use patents, even if competitors do not actively promote their product for our targeted indications or uses for which we may obtain patents, veterinarians may recommend that animal owners use these products extra-label, or animal owners may do so themselves. Although extra-label use may infringe or contribute to the infringement of method-of-use patents, the practice is common and such infringement is difficult to prevent or prosecute.

If our efforts to protect intellectual property are not adequate, we may not be able to compete effectively in our markets.

        We intend to rely upon a combination of regulatory exclusivity periods, patents, trade secret protection, confidentiality agreements, and license agreements to protect the intellectual property related to our current prescription drug product candidates and non-prescription products and our development programs.

        If the breadth or strength of protection provided by any patents, patent applications or future patents we may own, license, or pursue with respect to any of our current or future product candidates or products is threatened, it could threaten our ability to commercialize any of our current or future product candidates or products. Further, if we encounter delays in our development efforts, the period of time during which we could market any of our current or future product candidates or products under any patent protection we obtain would be reduced.

        Given the amount of time required for the development, testing and regulatory review of new product candidates or products, patents protecting such candidates might expire before or shortly after such product candidates or products are commercialized. Patent term extensions have been applied for US 7,323,195 and US 7,341,744 to account for regulatory delays in obtaining human marketing approval for crofelemer, however, only one patent may be extended per marketed compound. If such extensions are received, then US 7,323,195 may be extended to June 2021 or US 7,341,744 may be extended to December 2020. However, the applicable authorities, including the USPTO and the FDA, and any equivalent regulatory authority in other countries, may not agree with our assessment of whether such extensions are available, and may refuse to grant extensions to patents, or may grant more limited extensions than requested. If this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.

        Even where laws provide protection or we are able to obtain patents, costly and time-consuming litigation may be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. Moreover, any actions we may bring to enforce our intellectual property against our competitors could provoke them to bring counterclaims against us, and some of our competitors have substantially greater intellectual property portfolios than we have.

If we are unable to prevent disclosure of our trade secrets or other confidential information to third parties, our competitive position may be impaired.

        We also rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or for which we have not filed patent applications, processes for which patents are difficult to enforce and other elements of our product development processes that involve proprietary know-how, information or technology that is not covered by patents. Although we require all of our employees to assign their inventions to us, and endeavor to execute confidentiality agreements with all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology, we cannot be certain that we have executed such agreements with all parties who may have helped to develop our intellectual property or had access to our proprietary information, or that our agreements will not be breached. We cannot guarantee that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. If we are unable to prevent disclosure of our intellectual property to third parties, we may not be able to maintain a competitive advantage in our market, which would harm our business.

        Any disclosure to or misappropriation by third parties of our confidential proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, and erode our competitive position in our market.

We may be involved in lawsuits to protect or enforce any future patents issued to us, which could be expensive, time-consuming and unsuccessful.

        Competitors may infringe upon any patents that may issue to us, or any patents that we may license. To counter infringement or unauthorized use of any patents we may obtain, we may be required to file infringement claims or request that our licensor file an infringement claim, which can be expensive and time-consuming to litigate. In addition, if we or one of our future collaborators were to initiate legal proceedings against a third party to enforce a patent covering our current product candidates, or one of our future products, the defendant could counterclaim that the patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement or lack of statutory subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant material information from the USPTO, or made a materially misleading statement, during prosecution. Third parties may also raise similar validity claims before the USPTO in post-grant proceedings such as ex parte reexaminations, inter partes review, or post-grant review, or oppositions or similar proceedings outside the United States, in parallel with litigation or even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of any future patent protection on our current or future product candidates. Such a loss of patent protection could harm our business. We cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. For the patents and patent applications that we have licensed, we may have limited or no right to participate in the defense of any licensed patents against challenge by a third party.

        Litigation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be unsuccessful, it could have an adverse effect on the price of our common stock. Finally, we may not be able to prevent, alone or with the support of our licensors, misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as in the United States.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

        As is the case with other animal health product companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the animal health industry involves both technological and legal complexity. Therefore, obtaining and enforcing patents is costly, time-consuming and inherently uncertain. In addition, the United States has recently enacted and implemented wide-ranging patent reform legislation. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce patents that we have licensed or that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world, which could impair our business.

        Filing, prosecuting and defending patents on prescription drug products, product candidates and non-prescription products throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain patent protection, but where patent enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

        Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to animal health products, which could make it difficult for us to stop the infringement of our future patents, if any, or patents we have in licensed, or marketing of competing products in violation of our proprietary rights generally. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. Proceedings to enforce our future patent rights, if any, in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Our business could be harmed if we fail to obtain certain registered trademarks in the United States or in other countries.

        In October 2014, our trademark applications for Canalevia and Neonorm were approved for publication. Although we have filed a trademark application for our company name and our logo in the United States, our applications have not been granted and the corresponding marks have not been registered in the United States. We have not filed for these or other trademarks in any other countries. During trademark registration proceedings, we may receive rejections of our trademark applications. If so, we will have an opportunity to respond, but we may be unable to overcome such rejections. In addition, the USPTO and comparable agencies in many foreign jurisdictions may permit third parties to oppose pending trademark applications and to seek to cancel registered trademarks. If opposition or cancellation proceedings are filed against any of our trademark applications or any registered trademarks, our trademarks may not survive such proceedings. Moreover, any name we propose to use with our prescription drug product candidates in the United States, including Canalevia, must be approved by the FDA, regardless of whether we have registered or applied to register as a trademark. The FDA typically conducts a review of proposed prescription drug product names, including an evaluation of potential for confusion with other product names. If the FDA objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

        We have received confidential and proprietary information from third parties. In addition, we employ individuals who were previously employed at other biotechnology, pharmaceutical or animal health companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise improperly used or disclosed confidential information of these third parties or our employees' former employers. Litigation may be necessary to defend against any such claims. Even if we are successful in defending against any such claims, such litigation could result in substantial cost and be a distraction to our management and employees.

Risks Related to Government Regulation

Even if we receive any required regulatory approvals for our current or future prescription drug product candidates and non-prescription products, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense.

        If the FDA or any other regulatory body approves any of our current or future prescription drug product candidates, or if necessary, our non-prescription products, the manufacturing processes, clinical development, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product may be subject to extensive and ongoing regulatory requirements. These requirements could include, but are not limited to, submissions of efficacy and safety and other post-marketing information and reports, establishment registration, and product listing, compliance with new rules promulgated under the FSMA, as well as continued compliance with cGMP, GLP and GCP for any studies that we conduct post-approval. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our contract manufacturers or manufacturing processes, or failure to comply with regulatory requirements, are reportable events to the FDA and may result in, among other things:

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  restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, revised labeling, or voluntary or involuntary product recalls;

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  additional clinical studies

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  fines, warning letters or holds on target animal studies;

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  refusal by the FDA, or other regulators to approve pending applications or supplements to approved applications filed by us or our strategic collaborators related to the unknown problems, or suspension or revocation of the problematic product's license approvals;

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  product seizure or detention, or refusal to permit the import or export of products; and

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  injunctions or the imposition of civil or criminal penalties.

        The FDA or other regulatory agency's policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates or require certain changes to the labeling or additional clinical work concerning safety and efficacy of the product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would harm our business. In addition, failure to comply with these regulatory requirements could result in significant penalties.

        In addition, from time to time, we may enter into consulting and other financial arrangements with veterinarians, who prescribe or recommend our products, once approved. As a result, we may be subject to state, federal and foreign healthcare and/or veterinary medicine laws, including but not limited to anti-kickback laws. If our financial relationships with veterinarians are found to be in violation of such laws that apply to us, we may be subject to penalties.

The issuance by the FDA of protocol concurrences for our pivotal studies does not guarantee ultimate approval of our NADA.

        We intend to seek protocol concurrences from the FDA for the pivotal trial of Canalevia that we have initiated for acute diarrhea in dogs and for future pivotal trials in other indications. A pivotal study protocol is submitted to the FDA by a drug sponsor for purposes of obtaining FDA review of the protocol. Prior FDA review of the protocol for a pivotal study makes it more likely that the study will generate information the sponsor needs to demonstrate whether the drug is safe and effective for its intended use. It creates an expectation by the sponsor that the FDA should not later alter its perspectives on these issues unless public or animal health concerns appear that were not recognized at the time of protocol assessment. Even if the FDA issues a protocol concurrence, ultimate approval of an NADA by the FDA is not guaranteed because a final determination that the agreed-upon protocol satisfies a specific objective, such as the demonstration of efficacy, or supports an approval decision, will be based on a complete review of all the data submitted to the FDA. Even if we were to obtain protocol concurrence such concurrence does not guarantee that the results of the study will support a particular finding or approval of the new drug.

Any of our current or future prescription drug product candidates or non-prescription products may cause or contribute to adverse medical events that we would be required to report to regulatory authorities and, if we fail to do so, we could be subject to sanctions that would harm our business.

        If we are successful in commercializing any of our current or future prescription drug product candidates or non-prescription products, certain regulatory authorities will require that we report certain information about adverse medical events if those products may have caused or contributed to those adverse events. The timing of our obligation to report would be triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the regulatory authorities could take action including, but not limited to, criminal prosecution, seizure of our products, facility inspections, removal of our products from the market, recalls of certain lots or batches, or cause a delay in approval or clearance of future products.

Legislative or regulatory reforms with respect to animal health may make it more difficult and costly for us to obtain regulatory clearance or approval of any of our current or future product candidates and to produce, market, and distribute our products after clearance or approval is obtained.

        From time to time, legislation is drafted and introduced in the U.S. Congress or other jurisdictions in which we intend to operate that could significantly change the statutory provisions governing the testing, regulatory clearance or approval, manufacture, and marketing of regulated products. In addition, the FDA's regulations and guidance are often revised or reinterpreted by the FDA and such other regulators in ways that may significantly affect our business and our products and product candidates. Similar changes in laws or regulations can occur in other countries. Any new regulations or revisions or reinterpretations of existing regulations in the United States or in other countries may impose additional costs or lengthen review times of any of our current or future products and product candidates. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

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  changes to manufacturing methods;

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  additional clinical trials or testing;

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  new requirements related to approval to enter the market;

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  recall, replacement, or discontinuance of certain products; and

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  additional record keeping or the development of certain regulatory required hazard identification plans.

        Each of these would likely entail substantial time and cost and could harm our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for any future products would harm our business, financial condition, and results of operations.

We believe that our non-prescription products are not subject to regulation by regulatory agencies in the United States, but there is a risk that regulatory bodies may disagree with our interpretation, or may redefine the scope of its regulatory reach in the future, which would result in additional expense and could delay or prevent the commercialization of these products.

        The FDA retains jurisdiction over all animal prescription drug products however, in many instances, the Federal Trade Commission will exercise primary or concurrent jurisdiction with FDA on non-prescription products as to post marketing claims made regarding the product. On April 22, 1996, the FDA published a statement in the Federal Register, 61 FR 17706, that it believes that the Dietary Supplement and Health Education Act, or DSHEA, does not apply to animal health supplement products, such as our non-prescription products. Accordingly, the FDA's Center for Veterinary Medicine only regulates those animal supplements that fall within the FDA's definition of an animal drug, animal food or animal feed additive. The Federal Food Drug and Cosmetic Act defines food as "articles used for food or drink for man or other animals and articles used as components of any such article." Animal foods are not subject to pre-market approval and are designed to provide a nutritive purpose to the animals that receive them. Feed additives are defined as those articles that are added to an animal's feed or water as illustrated by the guidance documents. Our non-prescription products are not added to food, are not ingredients in food nor are they added to any animal's drinking water. Therefore, our non-prescription products do not fall within the definition of a food or feed additive. In light of the pronouncement by the FDA that the DSHEA was not intended to apply to animals, the FDA seeks to regulate such supplements as food or food additives depending on the intended use of the product. The intended use is demonstrated by how the article is included in a food, or added to the animals' intake (i.e., through its drinking water). If the intended use of the product does not fall within the proscribed use making the product a food, it cannot be regulated as a food. There is no intent to make our non-prescription products a component of an animal food, either directly or indirectly. A feed additive is a product that is added to a feed for any reason including the top dressing of an already prepared feed. Some additives, such as certain forage, are deemed to be Generally Recognized as Safe, or GRAS, and therefore, not subject to a feed Additive Petition approval prior to use. However, the substances deemed GRAS are generally those that are recognized as providing nutrients as a food does. We do not believe that our non-prescription products fit within this framework either. Finally, a new animal drug refers to drugs intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease in animals. Our non-prescription Neonorm Foal and Neonorm Calf products are not intended to diagnose, cure, mitigate, treat or prevent disease and therefore, do not fit within the definition of an animal drug. Additionally, because a previously marketed human formulation of the botanical extract in our non-prescription products was regulated as a human dietary supplement subject to the DSHEA (and not regulated as a drug by the FDA), we do not believe that the FDA would regulate the animal formulation used in our non-prescription products in a different manner. We do not believe that our non-prescription products fit the definition of an animal drug, food or food additive and therefore are not regulated by the FDA at this time.

        However, despite many such unregulated animal supplements currently on the market, the FDA may choose in the future to exercise jurisdiction over animal supplement products in which case, we may be subject to unknown regulations thereby inhibiting our ability to launch or to continue marketing our non-prescription products. In the past, the FDA has redefined or attempted to redefine some non-prescription non-feed products as falling within the definition of drug, feed or feed additive and therefore subjected those products to the relevant regulations. We have not discussed with the FDA our belief that the FDA currently does not exercise jurisdiction over our non-prescription products. Should the FDA assert regulatory authority over our non-prescription products, we would take commercially reasonable steps to address the FDA's concerns, potentially including but not limited to, seeking registration for such products, reformulating such products to further distance such products from regulatory control, or ceasing sale of such products. Further, the Animal and Plant Health Inspection Service, an agency of the USDA, may at some point choose to exercise jurisdiction over certain non-prescription products that are not intended for production animals. We do not believe we are currently subject to such regulation, but could be in the future. If the FDA or other regulatory agencies, such as the USDA, try to regulate our non-prescription products, we could be required to seek regulatory approval for our non-prescription products, which would result in additional expense and could delay or prevent the commercialization of these products.

Risks Related to Our Common Stock

Our failure to meet the continued listing requirements of The NASDAQ Capital Market could result in a delisting of our common stock.

        On August 22, 2016 we received a notice from NASDAQ of non-compliance with its continuing listing rules, namely that our stockholders' equity at June 30, 2016 of $1,565,316, as reported in our Form 10-Q for the quarter then ended, was less than $2,500,000 minimum. The failure to meet continuing compliance standards subjects our common stock to delisting. We have until October 6, 2016 to submit a plan to regain compliance. If the plan is accepted by NASDAQ, NASDAQ may grant us an extension of up to 180 calendar days from August 22, 2016 (or until February 18, 2017) to regain compliance. If NASDAQ does not accept our plan, NASDAQ will notify us that our common stock is subject to delisting.

        The delisting of our common stock from NASDAQ may make it more difficult for us to raise capital on favorable terms in the future. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. Further, if we were to be delisted from The NASDAQ Capital Market, our common stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities.

        While we intend to present a viable plan to regain compliance, there can be no assurance that NASDAQ will grant our request for continued listing on The NASDAQ Capital Market, or that our plans to comply with the required minimum shareholders' equity will be successful. Moreover, there is no assurance that any actions that we take to restore our compliance with NASDAQ's listing requirements would stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ's listing requirements.

The price of our common stock could be subject to volatility related or unrelated to our operations, and purchasers of our common stock could incur substantial losses.

        The trading price of our common stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include those discussed previously in this "Risk Factors" section of this prospectus and others, such as:

  •
  delays in the commercialization of Neonorm, Canalevia, SB-300 or our other current or future prescription drug product candidates and non-prescription products;

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  any delays in, or suspension or failure of, our current and future studies;

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  announcements of regulatory approval or disapproval of any of our current or future product candidates or of regulatory actions affecting us or our industry;

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  manufacturing and supply issues that affect product candidate or product supply for our studies or commercialization efforts;

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  quarterly variations in our results of operations or those of our competitors;

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  changes in our earnings estimates or recommendations by securities analysts;

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  the payment of licensing fees or royalties in shares of our common stock;

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  announcements by us or our competitors of new prescription drug products or product candidates or non-prescription products, significant contracts, commercial relationships, acquisitions or capital commitments;

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  announcements relating to future development or license agreements including termination of such agreements;

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  adverse developments with respect to our intellectual property rights or those of our principal collaborators;

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  commencement of litigation involving us or our competitors;

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  any major changes in our board of directors or management;

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  new legislation in the United States relating to the prescription, sale, distribution or pricing of animal health products;

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  product liability claims, other litigation or public concern about the safety of our prescription drug product candidates and non-prescription products or any such future products;

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  market conditions in the animal industry, in general, or in the animal health sector, in particular, including performance of our competitors; and

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  general economic conditions in the United States and abroad.

        In addition, the stock market, in general, or the market for stocks in our industry, in particular, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our common stock. Any sudden decline in the market price of our common stock could trigger securities class-action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our stock price.

No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the public offering price.

        Prior to our initial public offering in May 2015, there was no public market for shares of our common stock. The listing of our common stock on The NASDAQ Capital Market does not assure that a meaningful, consistent and liquid trading market exists. Although our common stock is listed on The NASDAQ Capital Market, trading volume in our common stock has been limited and an active trading market for our shares my never develop or be sustained. If an active market for our common stock does not develop, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future, or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.

        We are registering for sale 2,821,111 shares that we may sell to Aspire Capital under the Purchase Agreement. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 30 months from July 8, 2016, the effective date of the Prior Registration Statement. The number of shares ultimately offered for sale by Aspire Capital under this prospectus is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending on a variety of factors, including market liquidity of our common stock, the sale of shares under the Purchase Agreement may cause the trading price of our common stock to decline.

        Aspire Capital may ultimately purchase all, some or none of the $15.0 million of common stock that, together with the Commitment Shares, is the subject of this prospectus. Aspire Capital may sell all, some or none of our shares that it holds or comes to hold under the Purchase Agreement. Sales by Aspire Capital of shares acquired pursuant to the Purchase Agreement under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by Aspire Capital in this offering, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire. However, we have the right under the Purchase Agreement to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

If securities or industry analysts do not publish research or reports about our company, or if they issue an adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

        The trading market for our common stock depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our common stock to decline.

You may be diluted by exercises of outstanding options and warrants.

        As of September 15, 2016, we had outstanding options to purchase an aggregate of 1,679,016 shares of our common stock at a weighted average exercise price of $3.29 per share and warrants to purchase an aggregate of 715,539 shares of our common stock at a weighted-average exercise price of $5.35 per share. The exercise of such outstanding options and warrants will result in further dilution of your investment. In addition, you may experience additional dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.

We will have broad discretion to use the net proceeds from this offering, and may use them in ways that do not enhance our operating results or the market price of our common stock.

        Our management will have broad discretion regarding the use of the net proceeds from this offering, and we could spend the net proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for working capital, general corporate purposes and business development activities. We may also use a portion of the net proceeds to acquire additional product candidates or complementary assets or businesses; however, we currently have no agreements or commitments to complete any such transaction. Our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the net proceeds from this offering in ways that improve our operating results or our prospects, our stock price could decline.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions to include the following:

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  a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

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  no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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  the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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  the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

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  the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

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  the required approval of the holders of at least 75% of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our amended and restated certificate of incorporation regarding the election and removal of directors;

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  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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  the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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  advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders' meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of us.

        These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

        We are also subject to the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Section 203, a corporation generally may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.

Our amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

        Our amended and restated bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action asserting a claim that is governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice-of-forum provision may limit our stockholders' ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated bylaws inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could harm our business and financial condition.

We do not intend to pay dividends on our common stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our common stock.

        We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common stock. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our common stock. We cannot be certain that our common stock will appreciate in price.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

        As of September 1, 2016, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned in the aggregate approximately 66.7% of our outstanding shares of common stock. As a result of their stock ownership, these stockholders may have the ability to influence our management and policies, and will be able to significantly affect the outcome of matters requiring stockholder approval such as elections of directors, amendments of our organizational documents or approvals of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

        Our initial public offering had a significant, transformative effect on us. Prior to our initial public offering, our business operated as a privately-held company, and we were not required to comply with public reporting, corporate governance and financial accounting practices and policies required of a publicly-traded company. As a publicly-traded company, we incur significant additional legal, accounting and other expenses compared to historical levels. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act and the rules and regulations of the SEC and The NASDAQ Capital Market, may result in an increase in our costs and the time that our board of directors and management must devote to our compliance with these rules and regulations. These rules and regulations have substantially increased our legal and financial compliance costs and diverted management time and attention from our product development and other business activities.

        The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on, and our independent registered public accounting firm potentially to attest to, the effectiveness of our internal control over financial reporting. We have needed to expend time and resources on documenting our internal control over financial reporting so that we are in a position to perform such evaluation when required. As an "emerging growth company," we expect to avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404. However, we may no longer avail ourselves of this exemption when we cease to be an "emerging growth company." When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 requires that we incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to "emerging growth companies" will make our common stock less attractive to investors.

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." In particular, while we are an "emerging growth company" (i) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (ii) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can delay its adoption of any new or revised accounting standards, but we have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. In addition, investors may find our common stock less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline and/or become more volatile.

        We may remain an "emerging growth company" until as late as December 31, 2020 (the fiscal year-end following the fifth anniversary of the closing of our initial public offering, which occurred on May 18, 2015), although we may cease to be an "emerging growth company" earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30, in which case we would cease to be an "emerging growth company" as of December 31 of such year, (ii) if our gross revenue exceeds $1.0 billion in any fiscal year or (iii) if we issue more than $1.0 billion of non-convertible debt over a three-year period.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "aim," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the section in this prospectus titled "Risk Factors" and elsewhere in this prospectus. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

INDUSTRY DATA

        Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements."

 THE ASPIRE CAPITAL TRANSACTION

General

        On June 8, 2016, we entered into the Purchase Agreement which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $15.0 million of our shares of common stock over the term of the Purchase Agreement. Upon execution of the Purchase Agreement, we agreed to sell to Aspire Capital 222,222 Initial Purchase Shares for proceeds of $500,000. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 456,667 Commitment Shares. Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

        Through September 15, 2016, we have sold an aggregate of 1,678,889 shares of our common stock to Aspire Capital under the Purchase Agreement for aggregate gross proceeds of approximately $1.9 million. As of September 15, 2016, there were 11,821,408 shares of our common stock outstanding (7,135,716 shares held by non-affiliates including Aspire Capital), which includes the 1,678,889 shares of our common stock that have already been issued to Aspire Capital under the Purchase Agreement, but excludes the 2,821,111 shares which we may issue to Aspire Capital under the terms of the Purchase Agreement. If all of such 2,821,111 shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent 19.3% of the total common stock outstanding or 28.3% of the non-affiliate shares of common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

        The aggregate number of shares that we may issue to Aspire Capital under the Purchase Agreement may in no case exceed 2,027,490 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), unless (i) shareholder approval is obtained to issue more, in which case this 2,027,490 share limitation, will not apply, or (ii) shareholder approval has not been obtained and at any time the 2,027,490 share limitation is reached and at all times thereafter the average price paid for all shares issued under the Common Stock Purchase Agreement (including the Commitment Shares) is equal to or greater than $1.32, the Minimum Price, a price equal to the closing sale price of our common stock on the date of the execution of the Purchase Agreement; provided that at no one point in time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our common stock.

        Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 2,821,111 shares of our common stock under the Securities Act, which we may issue to Aspire Capital under the terms of the Purchase Agreement. All 2,821,111 shares of common stock are being offered pursuant to this prospectus. Under the Purchase Agreement, we have the right but not the obligation to issue more than the 2,821,111 shares of common stock included in this prospectus to Aspire Capital. As of the date hereof, we do not have any plans or intent to issue to Aspire Capital any shares of common stock in addition to the 2,821,111 shares of common stock offered hereby.

        After the SEC has declared effective the registration statement of which this prospectus is a part, on any trading day on which the closing sale price of our common stock is not less than $0.50 per share, we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 100,000 shares of our common stock per business day, up to $15.0 million of our common stock in the aggregate over the term of the Purchase Agreement, at a Purchase Price calculated by reference to the prevailing market price of our common stock over the preceding 10-business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $500,000 per trading day.

        In addition, on any date on which we submit a Purchase Notice to Aspire Capital for 100,000 Purchase Shares, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of our common stock traded on the NASDAQ Capital Market on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold. The VWAP Purchase Price is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

        The Purchase Agreement provides that we and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than the Floor Price. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Aspire Capital may not assign its rights or obligations under the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Purchase of Shares Under the Common Stock Purchase Agreement

        Under the Purchase Agreement, on any trading day selected by us on which the closing sale price of our common stock exceeds $0.50 per share, we may direct Aspire Capital to purchase up to 100,000 shares of our common stock per trading day. The Purchase Price of such shares is equal to the lesser of:

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  the lowest sale price of our common stock on the purchase date; or

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  the arithmetic average of the three lowest closing sale prices for our common stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

        In addition, on any date on which we submit a Purchase Notice to Aspire Capital for purchase of 100,000 shares, we also have the right to direct Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the our common stock traded on the NASDAQ Capital Market on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold, which is equal to the greater of (a) 80% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by us in the VWAP Purchase Notice. The VWAP Purchase Price of such shares is the lower of:

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  the Closing Sale Price on the VWAP Purchase Date; or

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  97% of the volume-weighted average price for our common stock traded on the NASDAQ Capital Market:

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  on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum or

  •
  during that portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the NASDAQ Capital Market exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of our common stock falls below the VWAP Minimum Price Threshold.

        The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading day(s) used to compute the Purchase Price. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire

Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

        Under the Purchase Agreement, we and Aspire Capital may not effect any sales of shares of our common stock under the Purchase Agreement on any trading day that the closing sale price of our common stock is less than $0.50 per share.

Events of Default

        Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following, among other, events of default:

  •
  the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of common stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 40 consecutive business days;

  •
  the suspension from trading or failure of our common stock to be listed on our principal market for a period of three consecutive business days;

  •
  the delisting of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Select Market, the NASDAQ Global Market, the OTB Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

  •
  our transfer agent's failure to issue to Aspire Capital shares of our common stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

  •
  any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;

  •
  if we become insolvent or are generally unable to pay our debts as they become due; or

  •
  any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

        The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

No Short-Selling or Hedging by Aspire Capital

        Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

        The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the 2,821,111 shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 30 months from July 8, 2016, the effective date of the Prior Registration Statement. The sale by Aspire Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and/or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the 2,821,111 shares of common stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital

        In connection with entering into the Purchase Agreement, we authorized the sale to Aspire Capital of up to $15.0 million of our shares of common stock. Through September 15, 2016, we have issued 1,678,889 shares of our common stock to Aspire Capital (which includes the 456,667 Commitment Shares, the 222,222 Initial Purchase Shares) for proceeds of approximately $1,881,890, leaving a balance of approximately $13,118,110 of our shares of common stock. Pursuant to this prospectus, we are registering an additional 2,821,111 shares under the Purchase Agreement. Subject to any required approval by our board of directors, we have the right but not the obligation to issue more than the 2,821,111 shares included in this prospectus to Aspire Capital under the Purchase Agreement. In the event we elect to issue more than 2,821,111 shares under the Purchase Agreement, we will be required to file a new registration statement and have it declared effective by the SEC. The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement. The following table sets forth the number and percentage of outstanding shares to be held by Aspire Capital after giving effect to the sale of shares of common stock issued to Aspire Capital at varying purchase prices:

Assumed Average Purchase Price	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement Registered in this Offering	Number of Shares to be Issued in this Offering at the Assumed Average Purchase Price(1)	Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital(2)
$1.00	$2,821,111.00	2,821,111	30.73%
$1.50	$4,231,666.50	2,821,111	30.73%
$2.00	$5,642,222.00	2,821,111	30.73%
$2.50	$7,052,777.50	2,821,111	30.73%
$5.00	$13,118,110.00	2,623,622	29.79%
$6.25	$13,118,106.25	2,098,897	27.14%
$10.00	$13,118,110.00	1,311,811	22.77%

(1)
Excludes 1,678,889 shares of our common stock already sold to Aspire Capital under the Purchase Agreement.

(2)
The denominator is based on 11,821,408 shares outstanding as of September 15, 2016, which includes the 1,678,889 shares of our common stock previously issued to Aspire Capital plus the potential number of shares which we may issue to Aspire Capital in the future under the Purchase Agreement. The numerator is based on the 1,678,889 shares of our common stock previously issued to Aspire Capital plus the number of additional shares which we may issue to Aspire Capital under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

USE OF PROCEEDS

        This prospectus relates to shares of our common stock that may be offered and sold from time to time by Aspire Capital. We will not receive any proceeds upon the sale of shares by Aspire Capital. However, we have received proceeds of approximately $1.9 million, and may receive additional proceeds up to approximately $13.1 million, for an aggregate of $15.0 million gross proceeds, under the Purchase Agreement with Aspire Capital. The proceeds received from the sale of the shares under the Purchase Agreement will be used for working capital, general corporate purposes and business development activities. This anticipated use of net proceeds from the sale of our common stock to Aspire Capital under the Purchase Agreement represents our intentions based upon our current plans and business conditions.

        We may also use a portion of the net proceeds from this offering for the acquisition of, or investment in, complementary business, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

 DILUTION

        The sale of our common stock to Aspire Capital pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. As a result, our net income/(loss) per share would decrease/increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our right to sell shares to Aspire Capital, the more shares of our common stock we will have to issue to Aspire Capital pursuant to the Purchase Agreement and our existing stockholders would experience greater dilution.

        After giving effect to the sale of 2,821,111 shares of common stock at an assumed offering price of $1.15 per share (the closing price of our common stock on September 15, 2016), and after deducting estimated offering expenses of $56,000 payable by us, our as adjusted net tangible book value as of June 30, 2016 would have been $4.8 million, or $0.35 per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of $0.20 per share to our existing shareholders and an immediate dilution in as adjusted net tangible book value of $0.80 per share to investors participating in this offering.

        The following table illustrates this dilution:

Assumed public offering price per share		$1.15
Historical net tangible book value per share as of June 30, 2016	$0.15
Increase in net tangible book value per share attributable to this offering	$0.20

As adjusted net tangible book value per share after this offering		0.35

Dilution per share to new investors in this offering		$0.80

        The shares sold in this offering, if any, may be sold from time to time at various prices.

        Each $1.00 increase in the per share price at which we sell shares to Aspire Capital under the Purchase Agreement from the assumed offering price of $1.15 per share would increase our as adjusted net tangible book value from $4.8 million to $7.6 million and our as adjusted net tangible book value per share from $0.35 per share to $0.56 per share, and decrease dilution per share to new investors purchasing shares of common stock in this offering from $0.80 per share to $0.21 per share, assuming that the number of shares of common stock offered, as set forth on the cover page of this prospectus, remains the same and after deducting estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

        The number of shares of common stock to be outstanding after this offering excludes:

  •
  143,000 shares of common stock issuable upon exercise of outstanding warrants as of September 15, 2016 at an exercise price of $8.75 per share;

  •
  207,664 shares of common stock issuable upon exercise of outstanding warrants as of September 15, 2016 with an exercise price of $2.53 per share;

  •
  348,209 shares of common stock issuable upon exercise of an outstanding warrant as of September 15, 2016 with an exercise price of $5.60 per share;

  •
  16,666 shares of our common stock issuable upon exercise of outstanding warrants as of September 15, 2016 with an exercise price of $6.30 per share;

  •
  1,679,016 shares issuable upon exercise of outstanding options as of September 15, 2016 with a weighted-average exercise price of $3.29 per share;

  •
  20,789 shares issuable upon vesting of outstanding restricted stock unit awards, or RSUs, as of September 15, 2016;

  •
  up to 26,785 shares of common stock issuable upon conversion of outstanding convertible promissory notes in the aggregate principal amount of $150,000 issued as of September 15, 2016; and

  •
  932,192 shares of common stock reserved for future issuance under our 2014 Stock Incentive Plan as of September 15, 2016.

        To the extent any of these outstanding options or warrants are exercised or RSUs vest, there will be further dilution to new investors. If all of such outstanding options or warrants had been exercised or RSUs vested as of September 15, 2016, the as adjusted net tangible book value after this offering would be $0.89 per share, and total dilution to new investors would be $0.26 per share.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of the rights of our common stock and preferred stock and of certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws. This summary is not complete. For more detailed information, please see the second amended and restated certificate of incorporation and amended and restated bylaws which are filed as exhibits to the registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 60,000,000 shares, all with a par value of $0.0001 per share, of which 50,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.

        Warrants to purchase an aggregate of 715,539 shares of common stock, if not exercised, will remain outstanding upon the closing of the offering.

Common Stock

        As of September 15, 2016, we had 11,821,408 share of common stock outstanding and zero shares of preferred stock outstanding.

        As of September 15, 2016, we had 19 record holders of common stock.

        As of September 15, 2016, there were outstanding options to purchase 1,679,016 shares of common stock with a weighted-average exercise price of $3.29 per share and outstanding RSUs for 20,789 shares of common stock.

Voting Rights

        The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of preferred stock then outstanding. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

        Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

        In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

        Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

        All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering, when paid for, will be fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no current plan to issue any shares of preferred stock.

Warrants

        As of September 15, 2016, we had outstanding warrants to purchase an aggregate of 715,539 shares of common stock, 207,664 of which are exercisable at a price of $2.53 per share, and expire on February 5, 2019; 16,666 of which are exercisable at a price of $6.30 per share, and expire June 26, 2019; 178,569 of which are exercisable at a price of $5.60 per share and expire June 3, 2020; 58,035 of which are exercisable at a price of $5.60 per share and expire December 31, 2017; 111,605 of which are exercisable at a price of $5.60 per share and expire December 31, 2017; and 143,000 of which are exercisable at a price of $8.75 per share, and expire on May 13, 2020. These warrants, if not exercised, will remain outstanding following the closing of this offering.

Aspire Capital Registration Rights

        Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement. This registration statement is being registered pursuant to the Registration Rights Agreement.

Anti-Takeover Effects of Delaware Law and Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Delaware Law

        Certain provisions of Delaware law and our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our second amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

  •
  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

  •
  specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

  •
  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

  •
  provide that directors may be removed only for cause;

  •
  provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

  •
  establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

  •
  specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

  •
  require approval of the stockholders of at least 75% of the shares and a majority of the board of directors to amend certain of the above-mentioned provisions.

Exclusive Jurisdiction

        Under the provisions of our second amended and restated certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  prior to the date of the transaction, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the date of the transaction, the business combination is approved by our board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

        The provisions of Delaware law and our second amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A. The transfer agent and registrar's address is 250 Royall St., Canton, MA 02021. The transfer agent's telephone number is (800) 962-4284.

Listing

        Our common stock is listed on The NASDAQ Capital Market under the symbol "JAGX." On August 22, 2016, we received notice from NASDAQ, which indicated that under NASDAQ Listing Rule 5550(b)(1), we are required to maintain a minimum of $2,500,000 in stockholders' equity for continued listing. In our Form 10-Q for the period ended June 30, 2016, we reported stockholders' equity was $1,565,316. Under NASDAQ Listing Rule 5810(c)(2), we have 45 days, or until October 6, 2016, to submit a plan to regain compliance. We intend to submit a compliance plan to NASDAQ on or before the October 6, 2016 deadline.

 SELLING STOCKHOLDER

        The selling stockholder may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to the "selling stockholder" in this prospectus, we mean the entity listed in the table below, and its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder's interests in shares of our common stock other than through a public sale.

        The following table sets forth, as of the date of this prospectus, the name of the selling stockholder for whom we are registering shares for sale to the public, the number of shares of common stock beneficially owned by the selling stockholder prior to this offering, the total number of shares of common stock that the selling stockholder may offer pursuant to this prospectus and the number of shares of common stock that the selling stockholder will beneficially own after this offering. Except as noted below, the selling stockholder does not have, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates and the selling stockholder is not or was not affiliated with registered broker-dealers.

        Based on the information provided to us by the selling stockholder, assuming that the selling stockholder sells all of the shares of our common stock beneficially owned by it that have been registered by us and does not acquire any additional shares during the offering, the selling stockholder will not own any shares other than those appearing in the column entitled "Beneficial Ownership After This Offering." We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933 after the date on which it provided the information set forth in the table below.

			Beneficial Ownership After this Offering(1)
	Shares of Common Stock Owned Prior to this Offering
Name		Shares of Common Stock Being Offered	Number of Shares	%(2)
Aspire Capital Fund, LLC(3)	1,678,889(4)	2,821,111	0	0

(1)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.

(2)
Based on 11,821,408 shares of common stock outstanding on September 15, 2016.

(3)
Aspire Capital Partners LLC, or Aspire Partners, is the Managing Member of Aspire Capital Fund LLC, or Aspire Fund. SGM Holdings Corp, or SGM, is the Managing Member of Aspire Partners. Mr. Steven G. Martin, or Mr. Martin, is the president and sole shareholder of SGM, as well as a principal of Aspire Partners. Mr. Erik J. Brown, or Mr. Brown, is the president and sole shareholder of Red Cedar Capital Corp, or Red Cedar, which is a principal of Aspire Partners. Mr. Christos Komissopoulos, or Mr. Komissopoulos is president and sole shareholder of Chrisko Investors Inc, or Chrisko, which is a principal of Aspire Partners. Each of Aspire Partners, SGM, Red Cedar, Chrisko, Mr. Martin, Mr. Brown, and Mr. Komissopoulos may be deemed to be a beneficial owner of common stock held by Aspire Fund. Each of Aspire Partners, SGM, Red Cedar, Chrisko, Mr. Martin, Mr. Brown, and Mr. Komissopoulos disclaims beneficial ownership of the common stock held by Aspire Fund.

(4)
As of the date hereof, 1,678,889 shares of our common stock have been acquired by Aspire Capital under the Purchase Agreement, consisting of shares we issued to Aspire Capital as a commitment fee and shares sold to Aspire Capital. We may elect in our sole discretion to sell to Aspire Capital up to an additional 2,821,111 shares under the Purchase Agreement but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC.

PLAN OF DISTRIBUTION

        The common stock offered by this prospectus is being offered by Aspire Capital, the selling stockholder. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

  •
  ordinary brokers' transactions;

  •
  transactions involving cross or block trades;

  •
  through brokers, dealers, or underwriters who may act solely as agents;

  •
  "at the market" into an existing market for the common stock;

  •
  in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

  •
  in privately negotiated transactions; or

  •
  any combination of the foregoing.

        In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

        The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

        Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.

        Aspire Capital is an "underwriter" within the meaning of the Securities Act.

        Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

        We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

        Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

        We have advised Aspire Capital that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

        We may suspend the sale of shares by Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

        This offering will terminate on the date that all shares offered by this prospectus have been sold by Aspire Capital.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Reed Smith LLP, San Francisco, California.

EXPERTS

        The financial statements as of December 31, 2014 and 2015 and for each of the two years in the period ended December 31, 2015 incorporated by reference in this prospectus and the Registration Statement have been so included in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the reports on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the common stock offered by the selling stockholder. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, as may the other reports, statements and information we file with the SEC. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The website can be accessed at www.sec.gov.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above. We also maintain a website at www.jaguaranimalhealth.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to 'incorporate by reference' the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which we filed with the SEC on March 29, 2016;

  •
  Our definitive proxy statement, and definitive additional materials, on Schedule 14A, which we filed with the SEC on April 29, 2016;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016, which we filed with the SEC on May 10, 2016 and August 15, 2016, respectively;

  •
  Our Current Reports on Form 8-K filed with the SEC on April 6, 2016, April 27, 2016, May 3, 2016, June 9, 2016, June 20, 2016, June 21, 2016, August 23, 2016 and September 7, 2016; and

  •
  The description of our common stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of this offering, unless we specifically provide otherwise in each case, (excluding any information furnished and not filed with the SEC). Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Investor Relations, Jaguar Animal Health, Inc., 201 Mission Street, Suite 2375, San Francisco, California, 94105; (415)-371-8300.

        You also may access the incorporated reports and other documents referenced above on our website at www.jaguaranimalhealth.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

        Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

2,821,111 Shares

Common Stock

PROSPECTUS

                , 2016

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth an itemized statement of the expenses that are payable by us in connection with the registration and sale of the common stock described in this registration statement. With the exception of the SEC registration fee the amounts set forth below are estimates.

Amount to be Paid
SEC registration fee	$182.77
Accounting fees and expenses	15,000
Legal fees and expenses	25,000
Printing and related expenses	10,000
Transfer agent and registrar fees	—
Miscellaneous	5,817.23

Total	$56,000

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors' fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

        Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Our current bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the DGCL.

        We have entered into indemnification agreements with each of our directors, and intend to enter into such agreements with each of our officers prior to this offering, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.

        We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

        Since June 6, 2013 (inception), we have issued and sold the following securities without registration under the Securities Act. The information below includes the effect of a 1-for-1.5 reverse stock split of our common stock effected October 27, 2014.

  (1)
  In June 2013, pursuant to a founder stock purchase agreement, we issued 2,666,666 shares of common stock to Napo Pharmaceuticals, Inc. for $400.

  (2)
  From July through September 2013, pursuant to a note and warrant purchase agreement dated July 8, 2013, we issued convertible promissory notes in the aggregate principal amount of $525,000 and warrants to purchase 207,664 shares of common stock at an exercise price of $2.5281 per share, which warrants expire February 5, 2019, to four accredited investors. On February 4, 2014, these noteholders converted the notes in full for an aggregate of 207,664 shares of common stock.

  (3)
  In February 2014, we issued an aggregate of 2,224,991 shares of Series A preferred stock for aggregate gross proceeds of $5.0 million to Kunlun Pharmaceuticals, Ltd., an accredited investor. At the closing of our initial public offering in May 2015, such shares of Series A preferred stock were automatically converted into 1,483,326 shares of common stock.

  (4)
  In April 2014, we granted stock options to purchase 713,700 shares of common stock under our 2013 Equity Incentive Plan, with an exercise price of $2.54 per share to our executive officers and employees.

  (5)
  In April 2014, we issued 585,321 shares of Series A preferred stock for aggregate gross proceeds of $1,315,337, to six accredited investors. At the closing of our initial public offering in May 2015, such shares of Series A preferred stock were automatically converted into 390,211 shares of common stock.

  (6)
  In May 2014, we issued an aggregate of 205,590 shares of Series A preferred stock for aggregate gross proceeds of $462,002, to two accredited investors. At the closing of our initial public offering in May 2015, such shares of Series A preferred stock were automatically converted into 137,059 shares of common stock.

  (7)
  In June 2014, we granted stock options to purchase 39,410 shares of common stock under our 2013 Equity Incentive Plan, which options have an exercise price of $4.83 per share to a member of our board of directors.

  (8)
  In June 2014, we granted 79,297 restricted stock unit awards under our 2013 Equity Incentive Plan to our executive officers and employees.

  (9)
  In June 2014, pursuant to a convertible note purchase agreement dated June 2, 2014, we issued convertible promissory notes in the aggregate principal amount of $300,000, to two accredited investors. At the closing of our initial public offering in May 2015, the outstanding principal amount automatically converted into 53,571 shares common stock at $5.60.

  (10)
  In June 2014, we issued a warrant to purchase 16,666 shares of common stock at an exercise price of $6.30 per share (90% of the initial public offering price per share), to a contract manufacturer.

  (11)
  In July 2014, pursuant to a convertible note purchase agreement dated June 2, 2014, we issued a convertible promissory note in the aggregate principal amount of $150,000, to an accredited investor. At the closing of our initial public offering in May 2015, the outstanding principal amount automatically converted into 26,785 shares of common stock at $5.60.

  (12)
  In August 2014, we entered into a standby line of credit with an individual, who is an accredited investor, for up to $1.0 million. Outstanding principal amounts borrowed under the standby line of credit may be converted, at the option of the lender, into shares of our common stock at a conversion price equal to 80% of the initial public offering price per share. In connection with the entry into the standby line of credit, we issued the lender a warrant to purchase 33,333 shares of our common stock at an exercise price of $5.60 per share (80% of the initial public offering price per share), which expires in August 2016.

  (13)
  In October 2014, we issued warrants to purchase that number of shares of common stock determined by dividing $1.0 million by the initial public offering price with an exercise price equal to the initial public offering price per share, to two accredited investors in connection with the entry into a bridge financing arrangement. In December 2014, we amended and restated the bridge financing arrangement and exchanged the warrants for new warrants. The new warrants provide for the purchase of an aggregate of 178,570 shares of common stock and have an exercise price of $5.60 per share.

  (14)
  In December 2014, pursuant to a convertible note and warrant purchase agreement dated December 23, 2014, we issued convertible promissory notes in the aggregate principal amount of $650,000 to three accredited investors. At the closing of our initial public offering in May 2015, the noteholders converted the notes into 116,070 shares of common stock at a conversion price equal to 80% of the initial public offering price per share, amended to $5.60 in March 2015. In connection therewith, we issued these accredited investors three-year warrants to purchase an aggregate of 58,035 shares of common stock and have an exercise price of $5.60 per share.

  (15)
  In February 2015, pursuant to that certain convertible note and warrant purchase agreement dated December 23, 2014, we issued convertible promissory notes in the aggregate principal amount of $250,000 to two accredited investors. At the closing of our initial public offering in May 2015, the noteholders converted the notes into 44,642 shares of common stock at $5.60. In connection therewith, we issued these accredited investors three-year warrants to purchase an aggregate of 22,320 shares of common stock and have an exercise price of $5.60 per share.

  (16)
  In February 2015, we granted 1,484 restricted stock unit awards under our 2013 Equity Incentive Plan to an executive officer, and approved the grant of stock options to purchase 203,030 shares of common stock under our 2013 Equity Incentive Plan, which grants are effective upon this offering with an exercise price equal to the initial public offering price to our executive officers and employees.

  (17)
  In March 2015, pursuant to a convertible note and warrant purchase agreement, we issued convertible promissory notes in the aggregate principal amount of $1,000,000 to a commercial partner. At the closing of our initial public offering in May 2015, the noteholder converted the notes into 178,571 shares of common stock at $5.60. In connection therewith, we also issued a warrant to purchase 89,285 shares of common stock at an exercise price of $5.60 per share to this commercial partner, which expires December 31, 2017.

  (18)
  On June 8, 2016, we entered into the Common Stock Purchase Agreement with Aspire Capital Fund, LLC, or Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, Aspire Capital is committed to purchase up to an aggregate of $15.0 million shares of our common stock, or the Purchase Shares, over the 30-month term of the agreement. The Purchase Shares may be sold by us to Aspire Capital on any business day we select in two ways: (i) through a regular purchase of up to 100,000 shares at a known price based on the market price of our common stock prior to the time of each sale, and (ii) through a VWAP purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lesser of the closing sale price or 97% of the volume weighted average price for such purchase date. Through September 15, 2016, we have issued 1,678,889 shares of our common stock to Aspire Capital under the agreement for proceeds of approximately $1,881,890.

        The offers, sales, and issuances of the securities described in paragraphs (1)-(3), (5), (6), (9)-(15), (17) and (18) above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Regulation D or Regulation S promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

        The offers, sales and issuances of the securities described in paragraphs (4), (7), (8) and (16) above were deemed to be exempt from registration under the Securities Act under Rule 701 promulgated under the Securities Act as offers and sale of securities pursuant to certain compensatory benefit plans and contracts relating to compensation in compliance with Rule 701.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)   Exhibits.    The following exhibits are included herein or incorporated herein by reference.

Exhibit No.		Description
3.1		Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 18, 2015).

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 18, 2015).

4.1		Specimen Common Stock Certificate of Jaguar Animal Health, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

4.2		Registration Rights Agreement, dated June 8, 2016, by and between Jaguar Animal Health, Inc. and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016).

5.1	*	Opinion of Reed Smith LLP.

Exhibit No.		Description
10.1	#	Form of Indemnification Agreement by and between Jaguar Animal Health, Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.2	#	Jaguar Animal Health, Inc. Amended and Restated 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2016).

10.3	#	Form of Notice of Grant of Stock Option and Stock Option Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.4	#	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.5	#	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.6	#	Offer Letter by and between Jaguar Animal Health, Inc. and Lisa A. Conte, dated March 1, 2014 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.7	#	Offer Letter by and between Jaguar Animal Health, Inc. and Steven R. King, Ph.D., dated February 28, 2014 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.8		Amended and Restated License Agreement by and between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc., dated August 6, 2014 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.9		Employee Leasing and Overhead Allocation Agreement by and between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc., dated July 1, 2013 (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.10		Assignment of Sublease and Landlord Consent by and between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc., dated June 1, 2014 (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.11		Form of Common Stock Warrant, which expires February 5, 2019 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.12		Form of Common Stock Warrant issued to Indena S.p.A., which expires June 26, 2019 (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

Exhibit No.		Description
10.13		Form of Common Stock Warrant issued to Joshua Mailman, which expires August 26, 2016 (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on September 9, 2014).

10.14	#	Offer Letter by and between Jaguar Animal Health, Inc. and John A. Kallassy, dated as of September 19, 2014 (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

10.15		Non-Disturbance Letter Agreement by and between Napo Pharmaceuticals, Inc. and Nantucket Investments Limited, as Administrative Agent and Collateral Agent, dated October 10, 2014 (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

10.16		Form of Warrant to Purchase Common Stock issued to GPB Life Science Holdings LLC and 31 Group, LLC, which expires October 30, 2019 (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 31, 2014).

10.17		Form of Exchange Warrant to Purchase Common Stock, issued to GPB Life Science Holdings LLC and 31 Group, LLC, which expires June 3, 2020, as amended (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.18		Amendment No. 1 to Amended and Restated License Agreement between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc., dated as of January 27, 2015 (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on March 20, 2015).

10.19	#	Offer Letter by and between Jaguar Animal Health, Inc. and Michael Hauser, D.V.M., dated as of March 3, 2015 (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on March 20, 2015).

10.20		Form of Representative's Warrant (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.21		Form of Warrant and Note Exercise Amendment pursuant to Convertible Note and Warrant Purchase Agreement dated December 23, 2014 (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.22		Convertible Note and Warrant Purchase Agreement dated March 20, 2015 by and between Jaguar Animal Health, Inc., and Dechra Pharmaceuticals PLC (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.23		Common Stock Warrant issued pursuant to the Convertible Note and Warrant Purchase Agreement dated March 20, 2015, which expires December 31, 2017 (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

Exhibit No.		Description
10.24		Form of Warrant Exercise Amendment pursuant to Exchange Warrant to Purchase Common Stock dated December 3, 2014 (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.25		Form of Amended and Restated Exchange Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.41 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.26		Sublease Agreement by and between SeeChange Health Management LLC and Jaguar Animal Health, Inc., dated June 23, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on June 23, 2015).

10.27		Consent to Sublease by and among CA-Mission Street Limited Partnership, SeeChange Health Management LLC and Jaguar Animal Health, Inc., dated June 19, 2015 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on June 23, 2015).

10.28		Loan and Security Agreement between Jaguar Animal Health, Inc., Qualified Subsidiaries thereof, the several banks and other financial institutions or entities from time to time parties thereto as lenders and Hercules Technology Growth Capital, Inc., dated as of August 18, 2015 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on August 20, 2015).

10.29	†	Manufacture and Supply Agreement between Jaguar Animal Health, Inc. and Glenmark Pharmaceuticals Ltd., dated September 22, 2015 (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed with the Securities and Exchange Commission on November 13, 2015).

10.30		Formulation Development and Manufacturing Agreement between Jaguar Animal Health, Inc. and Patheon Pharmaceuticals Inc., dated October 8, 2015 (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 (No. 333-208905) filed with the Securities and Exchange Commission on January 7, 2016).

10.31	#	Offer Letter by and between Jaguar Animal Health, Inc., and Karen Wright, dated as of October 11, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2015).

10.32		Form of Convertible Promissory Note issued pursuant to the Convertible Note and Warrant Purchase Agreement dated as of December 23, 2014 (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1/A (No. 33-198383) filed with the Securities and Exchange Commission on March 20, 2015).

10.33		First Amendment to the Loan and Security Agreement and Waiver, by and among Jaguar Animal Health, Inc., Hercules Capital, Inc. and the lender party thereto, dated April 21, 2016 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on April 27, 2016).

10.34	#	Separation Agreement, by and between Jaguar Animal Health, Inc. and John Kallassy, dated April 28, 2016 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 3, 2016).

Exhibit No.		Description
10.35		Common Stock Purchase Agreement, dated June 8, 2016, by and between Jaguar Animal Health, Inc. and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016).

23.1	*	Consent of Independent Registered Public Accounting Firm.

23.2	*	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on the signature page of the initial filing of this Registration Statement).

*
Filed herewith.

†
Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

#
Management contract or compensatory plan or arrangement.

        (b)   Financial Statement Schedules.    Schedules have been omitted because the information required to be set forth therein is not required or is shown either in the financial statements or notes thereto incorporated by reference herein.

ITEM 17.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on September 22, 2016.

JAGUAR ANIMAL HEALTH, INC.
By:	/s/ LISA A. CONTE
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Jaguar Animal Health, Inc., a Delaware corporation, hereby severally constitute and appoint Lisa A. Conte and/or Karen Wright, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for her or him and in her or his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LISA A. CONTE Lisa A. Conte	Chief Executive Officer, President and Director (Principal Executive Officer)	September 22, 2016
/s/ KAREN WRIGHT Karen Wright	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 22, 2016
/s/ JAMES J. BOCHNOWSKI James J. Bochnowski	Chairman of the Board	September 22, 2016
/s/ JIAHAO QIU Jiahao Qiu	Director	September 22, 2016

Signature	Title	Date

/s/ ZHI YANG, PH.D. Zhi Yang, Ph.D.	Director	September 22, 2016
/s/ FOLKERT KAMPHUIS Folkert Kamphuis	Director	September 22, 2016
/s/ JOHN MICEK III John Micek III	Director	September 22, 2016

Exhibit Index

Exhibit No.		Description
3.1		Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 18, 2015).

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 18, 2015).

4.1		Specimen Common Stock Certificate of Jaguar Animal Health, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

4.2		Registration Rights Agreement, dated June 8, 2016, by and between Jaguar Animal Health, Inc. and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016).

5.1	*	Opinion of Reed Smith LLP.

10.1	#	Form of Indemnification Agreement by and between Jaguar Animal Health, Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.2	#	Jaguar Animal Health, Inc. Amended and Restated 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2016).

10.3	#	Form of Notice of Grant of Stock Option and Stock Option Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.4	#	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.5	#	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.6	#	Offer Letter by and between Jaguar Animal Health, Inc. and Lisa A. Conte, dated March 1, 2014 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.7	#	Offer Letter by and between Jaguar Animal Health, Inc. and Steven R. King, Ph.D., dated February 28, 2014 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

Exhibit No.		Description
10.8		Amended and Restated License Agreement by and between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc., dated August 6, 2014 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.9		Employee Leasing and Overhead Allocation Agreement by and between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc., dated July 1, 2013 (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.10		Assignment of Sublease and Landlord Consent by and between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc., dated June 1, 2014 (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.11		Form of Common Stock Warrant, which expires February 5, 2019 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.12		Form of Common Stock Warrant issued to Indena S.p.A., which expires June 26, 2019 (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.13		Form of Common Stock Warrant issued to Joshua Mailman, which expires August 26, 2016 (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on September 9, 2014).

10.14	#	Offer Letter by and between Jaguar Animal Health, Inc. and John A. Kallassy, dated as of September 19, 2014 (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

10.15		Non-Disturbance Letter Agreement by and between Napo Pharmaceuticals, Inc. and Nantucket Investments Limited, as Administrative Agent and Collateral Agent, dated October 10, 2014 (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

10.16		Form of Warrant to Purchase Common Stock issued to GPB Life Science Holdings LLC and 31 Group, LLC, which expires October 30, 2019 (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 31, 2014).

10.17		Form of Exchange Warrant to Purchase Common Stock, issued to GPB Life Science Holdings LLC and 31 Group, LLC, which expires June 3, 2020, as amended (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.18		Amendment No. 1 to Amended and Restated License Agreement between Jaguar Animal Health, Inc. and Napo Pharmaceuticals, Inc., dated as of January 27, 2015 (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on March 20, 2015).

Exhibit No.		Description
10.19	#	Offer Letter by and between Jaguar Animal Health, Inc. and Michael Hauser, D.V.M., dated as of March 3, 2015 (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on March 20, 2015).

10.20		Form of Representative's Warrant (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.21		Form of Warrant and Note Exercise Amendment pursuant to Convertible Note and Warrant Purchase Agreement dated December 23, 2014 (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.22		Convertible Note and Warrant Purchase Agreement dated March 20, 2015 by and between Jaguar Animal Health, Inc., and Dechra Pharmaceuticals PLC (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.23		Common Stock Warrant issued pursuant to the Convertible Note and Warrant Purchase Agreement dated March 20, 2015, which expires December 31, 2017 (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.24		Form of Warrant Exercise Amendment pursuant to Exchange Warrant to Purchase Common Stock dated December 3, 2014 (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.25		Form of Amended and Restated Exchange Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.41 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.26		Sublease Agreement by and between SeeChange Health Management LLC and Jaguar Animal Health, Inc., dated June 23, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on June 23, 2015).

10.27		Consent to Sublease by and among CA-Mission Street Limited Partnership, SeeChange Health Management LLC and Jaguar Animal Health, Inc., dated June 19, 2015 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on June 23, 2015).

10.28		Loan and Security Agreement between Jaguar Animal Health, Inc., Qualified Subsidiaries thereof, the several banks and other financial institutions or entities from time to time parties thereto as lenders and Hercules Technology Growth Capital, Inc., dated as of August 18, 2015 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on August 20, 2015).

10.29	†	Manufacture and Supply Agreement between Jaguar Animal Health, Inc. and Glenmark Pharmaceuticals Ltd., dated September 22, 2015 (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed with the Securities and Exchange Commission on November 13, 2015).

Exhibit No.		Description
10.30		Formulation Development and Manufacturing Agreement between Jaguar Animal Health, Inc. and Patheon Pharmaceuticals Inc., dated October 8, 2015 (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 (No. 333-208905) filed with the Securities and Exchange Commission on January 7, 2016).

10.31	#	Offer Letter by and between Jaguar Animal Health, Inc., and Karen Wright, dated as of October 11, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2015).

10.32		Form of Convertible Promissory Note issued pursuant to the Convertible Note and Warrant Purchase Agreement dated as of December 23, 2014 (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1/A (No. 33-198383) filed with the Securities and Exchange Commission on March 20, 2015).

10.33		First Amendment to the Loan and Security Agreement and Waiver, by and among Jaguar Animal Health, Inc., Hercules Capital, Inc. and the lender party thereto, dated April 21, 2016 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on April 27, 2016).

10.34	#	Separation Agreement, by and between Jaguar Animal Health, Inc. and John Kallassy, dated April 28, 2016 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 3, 2016).

10.35		Common Stock Purchase Agreement, dated June 8, 2016, by and between Jaguar Animal Health, Inc. and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016).

23.1	*	Consent of Independent Registered Public Accounting Firm.

23.2	*	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on the signature page of the initial filing of this Registration Statement).

*
Filed herewith.

†
Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

#
Management contract or compensatory plan or arrangement.